                              LICENSE AGREEMENT FOR
                         CHROMOSOME ANALYSIS TECHNOLOGY
                         WITH CHROMOSOME-SPECIFIC PROBES



     THIS LICENSE AGREEMENT is made and is effective this 15th day of August 1989 by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation having its statewide administrative offices at 300 Lakeside Drive, 22nd Floor, Oakland, California 94612-3550, hereinafter referred to as "The Regents", and AMOCO TECHNOLOGY COMPANY, a Delaware corporation having a principal place of business at Warrenville Road and Mill Street, P.O. Box 3011, Naperville, Illinois 60566, hereinafter referred to as "Licensee".

                                    RECITALS

     WHEREAS, certain inventions, generally characterized as FLUORESCENCE HYBRIDIZATION WITH CHROMOSOME-SPECIFIC PROBES, herein collectively referred to as "the Invention", were made in the course of research at the Lawrence Livermore National Laboratory (LLNL) by Dr. Joe W. Gray, et al. and are covered by Regents' Patent Rights as defined below;

     WHEREAS, The Regents and another company have entered into an exclusive option agreement for an exclusive license to make, use, and sell "clinical diagnostic products" in the prenatal field of use under Regents' Patent Rights; and as a consequence such rights are expressly excluded from this Agreement; make, have made, use, and sell methods, processes, compositions of matter, and articles of manufacture as a research reagent for prenatal test subjects under Regents' Patent Rights; and as a consequence such rights granted to licensee hereunder are expressly subject to and limited by such preexisting rights of such third party;

     WHEREAS, Licensee is desirous of acquiring an exclusive license to any and all of Regents' Patent Rights covering the Invention in Licensee's Field of Interest, subject to said option granted to a third party and rights retained by the U.S. government as hereinafter described;

     WHEREAS, both parties recognize and agree that royalties due hereunder will be paid on both pending patent applications (for a limited period of time) and issued patents;

     WHEREAS, the Invention has utility for the detection of chromosome abnormalities, and the Licensee has an interest in obtaining rights to pursue commercial development of the Invention in Licensee's Field of Interest subject to the outstanding option to another party, and The Regents is willing to grant
a license for the Invention's commercialization; and   WHEREAS, The Regents is
desirous that the Invention be developed and utilized to the fullest extent so that the benefits can be enjoyed by the general public.

     The parties agree as follows:

                                 1.  DEFINITIONS

     As used in this Agreement, the following terms shall have the meaning set forth below:

     1.1 "Research Program" shall mean the research which is proposed in the Research Proposal entitled "A Proposal to Develop Fluorescence Hybridization with Chromosome-

Specific Probes to Facilitate Cytogenetic Analysis" submitted by Lawrence Livermore National Laboratory (LLNL) to Licensee.

     1.2 "Research" shall mean the work which is carried out in performance of the Research Program.

     1.3 "Research Agreement" shall mean the agreement entitled Research Agreement for the Development of Fluorescence Hybridization with Chromosome-Specific Probes between The Regents and Licensee dated 15 August, 1989, for the conduct of Research under the Research Program and any extensions or renewals thereof, and incorporated herein by reference. In the event of any inconsistencies between the Research Agreement and this Agreement, the terms of this Agreement shall control.

     1.4 "Background Biological Materials" shall mean biological materials developed prior to the effective date of the present agreement by The Regents relating to in situ hybridization with chromosome-specific probes under the direction of Joe W. Gray at LLNL under Contract W-7405-ENG-48 between The Regents and United States Department of Energy (DOE). Background Biological Materials includes biological materials generally described as comprising a heterogeneous mixture of nucleic acid fragments, which fragments are derived from known chromosome types. The fragments have selective hybridization capacity to chromosomes of interest and are carried on plasmid constructs known as pBS-1, pBS-2, pBS-3, pBS-4, pBS-5, pBS-6, pBS-7, pBS-8, pBS-9, pBS-10, pBS-11, pBS-12, pBS-13, pBS-14, pBS-15, pBS-16, pBS-17, pBS-18, pBS-19, pBS-20,
pBS-21, pBS-22, pBS-X and pBS-Y (nomenclature of LLNL).

     1.5 "Background Information" shall mean all technical data, processes, methods, inventions, Background Biological Materials, equipment, instruments, apparatuses, devices, and articles of manufacture developed or acquired prior to the effective date of the present Agreement (to the extent that such Background Information may be revealed to Licensee) by The Regents relating to in situ hybridization with chromosome-specific probes under the direction of Joe W. Gray at LLNL under Contract W-7405-ENG-48 between the United States Department of Energy (DOE) and The Regents. Background Information does not include computer software, information management systems, or equipment comprising a cell sorter or component part(s) thereof. Under this Agreement, there shall be no transfer of the physical possession of equipment, instruments, apparatuses, devices, articles of manufacture or component part(s) thereof or intellectual property rights to computer software, information management systems or equipment comprising a cell sorter or component part(s) thereof that are not covered by Regents' Patent Rights.

     1.6 "Research Information" shall mean technical data, processes, methods, inventions, compositions-of-matter, and biological materials, equipment, instruments, apparatuses, devices, articles of manufacture or component parts(s) thereof developed under or resulting from the performance of Research under the Research Agreement and improvements thereof, except for improvements on new subject matter not funded by Licensee. There shall be no creation or development of computer software or information management systems in the performance of Research under the Research Agreement, and there shall be no transfer of the physical possession of equipment, instruments, apparatuses, devices, articles of manufacture or component part(s) thereof comprising Research Information.

     1.7 "Regents' Patent Rights" shall mean all U.S. and foreign patents and patent applications, including any reissues, extensions, continuations, divisions, and continuations-in-part (to the extent that such continuations-in-part are dependent upon the parent case and subject matter of the claims funded by Licensee under the Research Agreement) based on inventions and improvements thereof arising out of Background Information or Research Information including:

     a. Pending U.S. Patent Application Serial No. 819,314 entitled "Method and Compositions for Chromosome-Specific Staining", filed 16 January 1986 by Joe W. Gray and Daniel Pinkel and assigned to The Regents;

     b. Pending U.S. Patent Application Serial No. 6-937,793 entitled "Methods and Compositions for Chromosome-Specific Staining" filed 4 December 1986 by Joe W. Gray and Daniel Pinkel and assigned to The Regents, a continuation-in-part application of U.S. Serial No. 819,314;

     c. Pending U.S. Patent Application Serial No. 6-934,188 entitled "Method of Preparing and Applying Single Stranded DNA Probes to Double Stranded Target DNAs, filed 24 November 1986 by Joe W. Gray and Daniel Pinkel and assigned to The Regents;

     d. Any U.S. Patent Application based on subject matter described in UC Case Number 87-095-1 (renumbered UC Case Number 85-157-4) entitled "Method for

          Determining Aneuploidy in Fetal Cells from Maternal Blood Samples" by Joe W. Gray and assigned to The Regents;

     e. Any future patent rights to subject matter claimed in or covered by a patent application(s) covering any invention arising in the performance of work under the Research Agreement and elected by Licensee under the provisions of Article VIII of the Research Agreement.

     1.8 "Protected Composition Products" shall mean kits, reagents and compositions, or the performance of a process or method, or kits, reagents, or compositions produced by processes or methods, falling within the scope of one or more claims of Regents' Patent Rights during the term of the patent grant, in such countries in which such claim or claims have issued, and have not expired, been abandoned, disclaimed or found invalid or unenforceable.

     1.9 "Unprotected Composition Products" shall mean kits, reagents, and compositions or the performance of processes or methods, or kits,.reagents, or compositions produced by processes or methods, which are not Protected Composition Products; i) falling within the scope of one or more pending claims of Regents' applications identified in Paragraph 1.7 a.-d. as originally filed and set forth in Schedule A, incorporated by reference herein; or ii) one or more pending claims which claims recite subject matter arising in the performance of Research under the Research Agreement that does not fall within the scope of claims originally filed as set forth in Schedule A; or iii) one or more pending claims directed to locus specific probes, arising in the performance of Research under the Research Agreement; during the period and in such countries in which such claim or claims have not issued and are pending, and have not expired, been abandoned, disclaimed, or found invalid or unenforceable, such period not to exceed five years from the effective date of this Agreement, or five years from the date in which substantially the same subject matter (set forth in i, ii, and iii immediately above) is introduced in a patent application in each country that such patent application is filed, whichever is longer. For the purposes of this section only, claims attached hereto as Schedule A, Part 4 shall be considered pending.

     1.10 "Protected Instrument Products" shall mean equipment, instruments, apparatuses, devices, articles of manufacture or component part(s) thereof or equipment, instruments, apparatuses, devices, articles of manufacture or component part(s) thereof produced by processes or methods, falling within the scope of one or more claims of Regents' Patent Rights during the term of the patent grant, in such countries in which such claim or claims have issued, and have not expired, been abandoned, disclaimed, or found invalid or unenforceable.

     1.11 "Unprotected Instrument Products" shall mean equipment, instruments, apparatuses, devices, articles of manufacture or component part(s) thereof or equipment, instruments, apparatuses, devices, articles of manufacture or component part(s) thereof produced by processes or methods, which are not Protected Instrument Products; 1) falling within the scope of one or more pending claims of Regents' Patent Rights identified in Paragraph 1.7 a.-d. as originally filed and set forth in Schedule A, incorporated by reference herein; or ii) one or more pending claims which claims recite subject matter arising in the performance of Research under the Research Agreement that does not fall within the scope of claims originally filed as set forth in Schedule A; during the period and in such countries in which such claim or claims have not issued and are pending, and have not expired, been abandoned, disclaimed, or found invalid or unenforceable, such period not to exceed five years from the effective date of this Agreement, or five years from the date in which substantially the same subject matter (set forth in i, and ii, immediately above) is introduced in a patent application in each country that such patent application is filed, whichever is longer. For the purposes of this Section only claims attached hereto as Schedule A, Part 4 shall be considered pending.

     1.12 "Products" shall mean Protected Composition Products Unprotected Composition Products, Protected Instrument Products, and Unprotected Instrument Products.

     1.13 "Net Sales" shall mean Licensee's or Licensee's sublicensee's invoice prices to purchasers or lessees, less all quantity discounts or discounts allowed for prompt payment or cash payment, credits or allowances for returned goods, transportation charges or allowances, sales, use, tariff, import/export duties or other excise taxes imposed upon particular sales.

     1.14 "Field of Interest" shall mean relating to analytical, research, and diagnostic applications of technology based on chromosomal staining, marking, and labeling. Field of Interest shall specifically exclude therapies and treatments derived from analytical, research, and diagnostic applications.

     1.15 "Affiliates" of a party means any entity, which, directly or indirectly, controls such party, is controlled by such party or is under common control with such party, "control" for these purposes being defined as the actual, present capacity to elect a majority of the directors of such affiliate. Each reference to Licensee herein shall be meant to include its Affiliates.

     1.16 "Infringement Litigation Costs" shall mean costs incurred in an infringement suit, provided for in Paragraphs 18.2 a. and 18.4 of this Agreement, consisting of outside attorney's fees billed to Licensee or The Regents, and other reasonable out-of-pocket expenss.

                        2.  REPRESENTATIONS AND WARRANTS

     2.1  Licensee represents and warrants the following:

          a. Licensee intends to fund Research under the Research Agreement, which Research shall be under the direction of Joe W. Gray as Principal Investigator.

     2.2  The Regents represents and warrants the following:

     a. Regents' Patent Rights were developed under Contract W-7405-ENG-48 between The Regents and the United States Department of Energy (DOE) with additional funding and assistance from a third party(s);

     b. Pursuant to the terms of Contract W-7405-ENG-48, title to Regents' Patent Rights rests in DOE without action on the Regents' part to acquit or retain title;

     c. The Regents has petitioned the DOE for a waiver of rights which has been granted or is pending for Regents' Patent Rights as summarized below:

          i. Pending U.S. Patent Application Serial No. 819,314 entitled "Method and Compositions for Chromosome-Specific Staining", filed 16 January 1986 by Joe W. Gray and Daniel Pinkel and assigned to The Regents, waiver applied for June 30, 1986, and waiver granted November 23, 1987;

          ii. Pending U.S. Patent Application Serial No. 6-937,793 entitled "Methods and Compositions for Chromosome-Specific Staining" filed 4 December 1986 by Joe W. Gray and Daniel Pinkel and assigned to The Regents, a continuation-in-part application of U.S. Serial No. 819,314, waiver applied for June 30, 1986, and waiver granted November 23, 1987;

          iii. Pending U.S. Patent Application Serial No. 6-934,188 entitled "Method of Preparing and Applying Single Stranded DNA Probes to Double Stranded Target DNAs", filed 24 November 1986 by Joe W. Gray and Daniel Pinkel and assigned to The Regents, waiver applied for August 18, 1986, and waiver granted on October 8, 1987;

          iv. Subject matter described in UC Case Number 87-095-1 (renumbered UC Case Number 85-157-4) entitled "Method for Determining Aneuploidy in Fetal Cells from Maternal Blood Samples: by Joe W. Gray and assigned to The Regents, waiver applied for March 22, 1988, and presently pending;

     d. The list of patent and patent applications identified in subparagraphs a.-d. of Paragraph 1.7 is a complete list of Regents' Patent Right arising at LLNL, and that there are no other patents or patent applications at LLNL which may constitute background patents or patent applications;

     e. The Regents own or are in the process of acquiring title to Regents' Patent Rights, which are subject to a nontransferable, nonexclusive, irrevocable paid-up license to practice or have practiced, such Regent's Patent Rights for or on behalf of the

          United States throughout the world, pursuant to 35 USC 202(c) (4) and which are subject to an option to obtain an exclusive license to make, use and sell methods, processes, compositions-of-matter, articles of manufacture expressly limited to clinical diagnostic testing in prenatal test subjects and a nonexclusive license to make, have made, use and sell methods, processes, compositions of matter, and articles of manufacture as a research reagent for use in prenatal test subjects granted to one other company. No other rights have been granted.

2.3  The Regents represents to the best of its knowledge and warrants that:

     a. There are no conflicts between rights and obligations set forth in the present Agreement and presently existing rights;

     b. It is not aware of any conduct (including but not limited to inequitable conduct of fraud) before the U.S. Patent and Trademark Office which would invalidate or materially narrow the scope of pending claims of Regents' Patent Rights;

     c. It is not aware of anything which would be made, used, sold, or otherwise, disposed of, performed, or played under any license granted herein that will constitute infringement of patents of third parties except for U.S. Patent No. 4,468,464 entitled "Process and Composition for Biologically Functional Molecular Chimeras" by S. Cohen, et al. and issued 28 August 1984, U.S. Patent no. 4,237,224 entitled "Process and Composition for Biologically Functional Molecular Chimeras" by S. Cohen, et al. and issued 26 April 1988;

     d. The subject matter of Regents' Patent Rights was made in the course of research by Joe W. Gray and Daniel Pinkel at the Lawrence Livermore National Laboratory, and there are no other inventors or co-inventors for patent applications filed at the time of the effective date of this Agreement;

     e. The license and rights granted are provided WITHOUT WARRANTY OR MERCHANTABILITY OF FITNESS FOR A PARTICULAR PURPOSE. THE REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT THE PRODUCTS OR METHODS MADE IN ACCORDANCE WITH REGENTS' PATENT RIGHTS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT;

     f. Nothing in this Agreement shall be construed as a warranty or representation by The Regents as to the validity or scope of any of Regents' Patent Rights; an obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in Article 18; or conferring by implication, estoppel or otherwise any license or rights under any patents of The Regents other than Regents' Patent Rights as defined herein, regardless of whether such patents are dominant or subordinate to Regents' Patent Rights. Specifically, The Regents does not grant to Licensee any rights under U.S. Patent No. 4,468,464, U.S. Patent No. 4,237,224 and U.S. Patent No. 4,740,470
          set forth in Paragraph 2.3 c. supra.

     g. It is not aware of any computer software or information management systems created or developed under the research program identified as "IN SITU

          Hybridization Using Chromosome-Specific Probes for Chromosomal Analysis" under the direction of Joe W. Gray at LLNL.

                                    3. GRANT

     3.1 Subject to the prior outstanding rights in Paragraph 2.2 e. supra and to The Regents' continuing rights in Paragraph 3.4 infra, The Regents hereby grants to Licensee exclusive, worldwide licenses under Regents' Patent Rights within the Field of Interest to make, have made, use, sell, distribute, and lease machines, articles of manufacture, and compositions-of-matter and to perform processes and have others perform processes.

     3.2 During the pendency of the outstanding rights described in 2.2 (e) and during such period and to the extent such outstanding rights have vested and have not been terminated, abandoned, disclaimed, or revoked or have not expired, the licenses set forth in Paragraph 3.1 supra shall be limited as follows:

     a. the right to make, have made, use and sell methods, processes, compositions-of-matter for clinical diagnostic testing or hereditary diseases in the prenatal subjects within the Field of Interest is expressly excluded from this Agreement;

     b. the right to make, have made, use and sell methods, processes and compositions-of-matter comprising a research reagent for use in research including prenatal subjects within the Field of Interest shall be nonexclusive.

In the event the outstanding rights described in 2.2 (e) expire or after vesting are terminated, abandoned, disclaimed, or revoked, such license and right shall pass to Licensee under the grant of Paragraph 3.1. In order to maintain such license and right, Licensee shall within ninety (90) days of obtaining such rights, fund additional research at LLNL under terms and conditions consistent with the Research Funding
Agreement in an amount not to exceed two hundred and fifty thousand dollars ($250,000) per year for a period of time not less, than two years, under a research program and scope of the research to be negotiated.

     3.3 The licenses granted in Paragraph 3.1 of this Agreement are subject to Contract W-7405-ENG-48 between The Regents and the DOE and subject to the limitations set forth in this Agreement.

     3.4 The Regents expressly reserves the right to use Background Information, Research Information, and Regents' Patent Rights for educational and research purposes for so long as such educational and research purposes do not compete with Licensee.

     3.5 The licenses granted hereunder shall be subject to all the applicable provisions of The Regents' license granted back to the United States Government.

     3.6 The Regents also grants to Licensee the right to issue sublicenses to third parties to make, have made, use, sell, distribute, lease machines, articles of manufacture, and compositions-of-matter and to perform processes and have others perform processes, provided that Licensee has current exclusive rights thereto under this Agreement. To the extent applicable, such sublicenses shall include all of the rights of and obligations due The Regents and the United States Government that are contained in this Agreement except that Licensee shall not be bound by the royalty rate and license issue fee contained herein with respect to its negotiation with third parties seeking such sublicenses, provided that no sublicense shall be issued with royalty rates lower than those contained herein. However, Licensee shall, in such third party negotiations, use its best efforts in reaching royalty rates and license issue fees. Licensee shall be entitled to five percent (5%) of all income generated from sublicensing as an administration fee, and of the remaining income one half shall be paid The Regents and one half shall be retained by Licensee. In the event Licensee grants a sublicense under paragraph 3.7 Licensee shall be entitled to fifteen percent (15%) of all income generated from such sublicensing as an administration fee, and of the remaining income one half shall be paid The Regents and one half shall be retained by Licensee.

     3.7 If The Regents are approached by an applicant for a license to Regents' Patent Rights, and if said applicant agrees to fund research at LLNL to further develop the technology covered by Regents' Patent Rights in the Field of Interest but outside the fields of use of cancer identification, hereditary disease testing in postnatal subjects, hereditary disease testing in prenatal subjects and dosimetry to test subjects for exposure to toxins during the period when Licensee has exclusive rights herein, it will refer the request of the applicant to the Licensee. Within ninety (90) days of such referral, Licensee shall submit to The Regents a written report outlining Licensee's interest in the field of use proposed by the applicant. If Licensee has no interest in marketing Products in the field of use proposed by the applicant, then Licensee shall enter into good-faith negotiations with the applicant for a sublicense to Regents' Patent Rights in said field of use. If Licensee expresses an interest in marketing such Products in the field of use proposed by applicant, then The Regents and Licensee shall enter into good-faith negotiations to sponsor research at least at the level of applicant and to establish reasonable diligence provisions requiring reasonable performance standards for Licensee to achieve substantial sales of said Products within a reasonable time period in the field of use requested by applicant.

     3.8 Licensee shall identify sublicenses and the royalty rate thereof issued hereunder, collect and guarantee payment of all royalties due The Regents from sublicensees; and summarize and deliver all reports due The Regents from sublicensees.

     3.9 Upon termination of this Agreement for any reason, all sublicenses shall be assigned to The Regents.

                              4.  LICENSE ISSUE FEE

     4.1 The Licensee agrees to pay or cause to be paid to The Regents a License Issue Fee of One Hundred and Twenty-Five Thousand Dollars ($125,000.00) in the following manner: Licensee shall pay The Regents fifty thousand dollars ($50,000) within ten (10) days of execution of this Agreement, and seventy-five thousand dollars ($75,000) on or before the one-year anniversary of the date this agreement is fully executed.

     4.2  This fee is non-refundable and not an advance against royalties.

                                  5.  ROYALTIES

     5.1 As consideration for this license, Licensee shall pay or cause to be paid to The Regents an earned royalty in the following manner:

     a. Licensee shall pay or cause to be paid to The Regents a royalty of four percent (4.0%) of Net Sales on Unprotected Composition Products.

     b. Licensee shall pay or cause to be paid to the Regents a royalty of four percent (4.0%) of Net Sales on Protected Composition Products.

     c. Licensee shall pay or cause to be paid to The Regents a royalty rate of two percent (2%) of Net Sales on Unprotected Instrument Products.

     d. Licensee shall pay or cause to be paid to The Regents a royalty rate of three and one-half percent (3.5%) of Net Sales on Protected Instrument Products.

     5.2 Beginning in the calendar year 1992, Licensee shall pay to the Regents a minimum annual royalty as set forth below:

     1992 - Five Thousand Dollars ($5,000.00)
     1993 - Five Thousand Dollars ($5,000.00)
     1994 - Sixty Thousand Dollars ($60,000.00)
     1995 - Sixty Thousand Dollars ($60,000.00)
     1996 - One Hundred Sixty Thousand Dollars ($160,000.00) 1997 - One Hundred Sixty Thousand Dollars ($160,000.00) 1998 - Four Hundred Thousand Dollars ($400,000.00)
     1999 - Four Hundred Thousand Dollars ($400,000.00)
     2000 - Five Hundred Thousand Dollars ($500,000.00)


In each succeeding calendar year after the year 2000, Licensee shall pay a minimum annual royalty of Five Hundred Thousand Dollars ($500,000.00) for the life of the Agreement. These minimum royalties shall be paid to the Regents by February 28 of each year and shall be credited against income paid to The Regents under Paragraph 3.6 and earned royalties quarter to quarter until consumed for that year. In the event minimum annual royalties exceed earned royalties, the excess may be applied to earned royalties in succeeding years until such excess is consumed.

     5.3 In addition to the minimum royalties paid under Section 5.2, beginning in the year 1990, Licensee shall fund research within the Field of Interest at a level of Five Hundred

Thousand Dollars ($500,000.00) per calendar year. Licensee's obligations to fund research under this section shall terminate on December 31, 1997, or at such time earned royalties exceed Five Hundred Thousand Dollars ($500,000.00) per calendar year, or at such time total research expenditures within the Field of Interest, from the effective date forward, exceed Seven Million Dollars ($7,000,000.00) whichever occurs first. For the purpose of this section, Licensee's funding of Research at Lawrence Livermore National Laboratory shall not apply to total research expenditures. Licensee shall be entitled to credit to funding, the reasonable value of research staff, equipment and services owned or controlled by Licensee, including Licensee's research facilities, employees, consultants, and research performed by third parties on behalf of Licensee.

     5.4 Products shall be considered sold when invoiced and, if not invoiced, when delivered to a third party.

     5.5 Royalties accruing to The Regents shall be paid to The Regents quarterly on or before the following dates each year:

          February 28 for the preceding
               calendar quarter ending December 31

          May 31 for the preceding calendar
               quarter ending March 31

          August 31 for the preceding calendar
               quarter ending June 30

           November 30 for the preceding
               calendar quarter ending September 30


Each such payment will be for royalties which accrued with Licensee's most recently completed calendar quarter.

     5.6 All monies due The Regents shall be payable in United States funds collectible at par in San Francisco, California. When Products are sold for monies other than United States dollars, the earned royalties will first be determined in the foreign currency of the country in which such Products were sold and then converted into equivalent United States funds. The exchange rate will be that established by the Bank of America in New York, New York on the last day of the reporting period and will be quoted in the Continental terms method of quoting exchange rates (local currency per U.S. dollar).

     5.7 Royalties earned with respect to sales occurring in any country outside the United States shall not be reduced by any value-added taxes, fees, or other charges imposed by the government of such country on the remittance of royalty income. The Licensee shall also be responsible for all bank transfer charges.

     5.8 If at any time legal restrictions prevent the prompt remittance of part of all royalties by the Licensee with respect to any country where a Product is sold, the Licensee shall have the right and option to make such payments by depositing the amount thereof in local currency to The Regents' account in a bank or other depository in such country.

     5.9 No royalties shall be collected or paid hereunder on sales of Products sold to the United States Government. Licensee agrees, and its sublicensees shall be required, to reduce the amount charged for Products sold to the United States Government by an amount equal to the royalty otherwise due The Regents.

     5.10 In the event The Regents reduces Licensee's exclusive license to a nonexclusive license under Article 6 herein and grants rights to any third party under Regents' Patent Rights

(except for the U.S. government and for a license to the field-of-use specified in Paragraph 2.2 supra) on financial terms and conditions different than the financial terms of this Agreement, then The Regents shall notify Licensee of such different terms and conditions. Licensee shall have the option of adopting such terms and conditions by giving notice to The Regents within sixty (60) days of The Regents' notification to Licensee.

                                6.  DUE DILIGENCE

     6.1 The Licensee, upon execution of this Agreement, shall diligently proceed with the development, manufacture and sale of Products and shall earnestly and diligently endeavor to market same within a reasonable time after execution of this Agreement and in quantities sufficient to meet the market demands therefore.

     6.2 The Licensee shall be entitled to exercise prudent and reasonable business judgment in meeting its due diligence obligations hereunder.

     6.3 Subject to rights under the option described in Paragraph 2.2e. and the Licensee's freedom to practice Regents' Patent Rights without infringement of third party rights, if Licensee is unable to market a research reagent specific for each normal human chromosome covered by Regents' Patent Rights in the United States by 1 January 1992, then The Regents shall have the right and option to reduce Licensee's exclusive license to a nonexclusive license. This right, if exercised by The Regents, supersedes the rights granted in Article 3 (GRANT).

     6.4 The Licensee shall endeavor to obtain necessary FDA approvals for the manufacture, use and sale of clinical diagnostic Products.

     6.5 Subject to Licensee's rights under 6.2 and subject to the Licensee's freedom to practice Regents' Patent Rights without infringement of third party rights, if the Licensee is unable to perform any of the following:

     a. in the event any party has demonstrated Products having a utility in clinical diagnostic applications for cancer identification, Licensee shall submit an application for marketing in the U.S., including, by way of example, an IDE for a PMA, an IND for an NDA, or 510k, for Products (but not necessarily all Products) in the field of use of cancer identification to the appropriate United States agency, including, by way of example, FDA on or before two (2) years from such demonstrations;

     b. market Products (but not necessarily all Products) in the field of use of cancer identification in the United States within six (6) months of receiving U.S. government marketing approval from the FDA, if such approval is required for such Products;

     c. market Products (but not necessarily all Products) in the field of use of cancer identification in the United States within one (1) year from submission of a 510k to FDA, if a 510k is required from FDA to market such Products; or

     d reasonably fill the market demand for such Products (but not necessarily all Products) in the field of cancer identification following commencement of marketing at any time during the exclusive period of this Agreement;

then the Regents shall have the right and option to reduce the Licensee's exclusive license to a nonexclusive license with respect to clinical diagnostic applications for cancer identification. This right, if exercised by The Regents, supersedes the rights granted in Article 3 (GRANT). Subject to Licensees rights under 6.2 and subject of Licensee's freedom to practice Regents' Patent Rights without infringement of third party rights if the Licensee is unable to perform any of the following:

     e. in the event any party demonstrates Products having clinical diagnostic applications for hereditary disease in postnatal test subjects, Licensee shall submit an application for marketing in the U.S., including by way of example, an IDE for a PMA, an IND for an NDA, or 510k Products (but not necessarily all Products) in the field of hereditary disease testing in postnatal subjects within two (2) years of such demonstration;

     f. market Products (but not necessarily all Products) in the field of hereditary disease testing in postnatal subjects in the United States within six (6) months of receiving U.S. Government marketing approval, from FDA, if such approval is required for such Products;

     g. market Products (but not necessarily all Products) in the field of use of hereditary disease testing in postnatal subjects in the United States within one (1) year from submission of a 510k to FDA if a 510k is required to market such Products; or;

     h. reasonably fill the market demand for such Products in the field of hereditary disease testing in postnatal subjects following commencement of marketing at any time during the exclusive period of this Agreement;

then The Regents shall have the right and option to reduce the Licensee's exclusive license to a nonexclusive license. This right, if exercised by The Regents, supersedes the rights granted in Article 3 (GRANT). Subject to Licensee's rights under 6.2 and subject to the Licensee's freedom to practice Regents' Patent Rights without infringement of third party rights, if the Licensee is unable to perform any of the following:

     i. in the event any party has demonstrated Products having a utility in clinical diagnostic applications for toxic substance dosimetry, Licenses shall submit an application for marketing in the U.S. including, by way of example, an IDE for a PMA, an IND for an NDA, or 510k, for Products (but not necessarily all Products) in the field of use of toxic substance dosimetry to the appropriate United States agency, including, by way of example, FDA on or before two (2) years from such demonstration;

     j. market Products (but not necessarily all Products) for toxic substance dosimetry in the United States within six (6) months of receiving U.S. government marketing approval from the FDA, if such approval is required for such Products;

     k. market Products (but not necessarily all Products) for toxic substance dosimetry in the United States within one (1) year from submission of a 510k to FDA, if a 510k is required from FDA to market such Products; or

     1. reasonably fill the market demand for such Products (but not necessarily all Products) for toxic substance dosimetry following commencement of marketing at any time during the exclusive period of this Agreement;

then the Regents shall have the right and option to reduce the Licensee's exclusive license to a nonexclusive license with respect to clinical diagnostic applications for toxic substance dosimetry. This right, if exercised by The Regents, supersedes the rights granted in Article 3 (GRANT). Subject to Licensee's rights under 6.2, subject to Licensee obtaining exclusive rights to clinical diagnostic applications of hereditary disease testing in prenatal subjects, and subject to Licensee's freedom to practice Regents' Patent Rights without infringement of third party rights, if Licensee is unable to perform any of the following:

     m. in the event any party has demonstrated Products having a utility in clinical diagnostic applications for hereditary disease testing in prenatal subjects, Licensee shall submit an application for marketing in the U.S. including, by way of example, an IDE for a PMA, an IND for an NDA, or 510k, for Products (but not necessarily all Products for hereditary disease testing in prenatal subjects to the appropriate United States agency, including, by way of example, FDA on or before two (2) years from such demonstration;

     n. market Products (but not necessarily all Products) for hereditary disease testing in prenatal subjects in the United States within six
          (6) months of receiving U.S. government market approval from the FDA, if such approval is required for such Products;

     o. market Products (but not necessarily all Products) for hereditary disease testing in prenatal subjects in the United States within one
          (1) year from submission of a 510k to FDA, if a 510k is required from FDA to market such Products; or

     p. reasonably fill the market demand for such Products (but not necessarily all Products) for hereditary disease testing in prenatal subjects following commencement of marketing at any time during the exclusive period of this Agreement;

then The Regents shall have the right and option to reduce the Licensee's exclusive license to a nonexclusive license with respect to clinical diagnostic applications for hereditary disease tests in prenatal subjects. This right, if exercised by The Regents, supersedes the rights granted in Article 3 (GRANT).

     6.6 At the request of either party, any controversy or claim arising out of or relating to the diligence provisions of this Agreement shall be settled by arbitration conducted in San Francisco, California in accordance with the then current Licensing Agreement Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by Arbitrator(s) shall be binding on the parties and may be entered by either party in the court of forum, state or federal, having jurisdiction.

     6.7 To exercise the right to reduce Licensee's grant to one of nonexclusivity under Paragraph 6.3 or 6.5, The Regents must give the Licensee written notice of the deficiency. The Licensee thereafter has sixty (60) days to cure the deficiency or to request arbitration. If The Regents has not received a written request for arbitration or satisfactory tangible evidence that the deficiency has been cured by the end of the sixty (60) day period, then The Regents may, at its option, reduce the Licensee's exclusive license to a nonexclusive license by giving written notice to the Licensee.

                        7.  PROGRESS AND ROYALTY REPORTS

     7.1 Beginning 30 November 1989 and yearly thereafter, the Licensee shall submit The Regents a progress report covering the Licensee's activities related to the commercialization of each Product until quarterly royalty reports are made under Paragraph 7.2 for each such Product.

     7.2 After the commercial sale of the Product anywhere in the world, the Licensee will make quarterly royalty reports to The Regents, which report shall accompany the payments made in accordance with Paragraph 5.5. Each such royalty report will cover the Licensee's most recently completed calendar quarter and will show (a) the gross sales and Net Sales of Products sold by the Licensee during the most recently completed calendar quarter; (b) a brief description of the items sold and the quantity sold; (c) the royalties, in U.S. dollars, payable hereunder with respect to such Net Sales; and (d) the exchange rates used.

     7.3 If no Products have been sold during any reporting period, a statement to this effect shall be required.

                              8.  BOOKS AND RECORDS

     8.1 The Licensee shall keep books and records accurately showing all Products manufactured, used, and/or sold under the terms of this Agreement. Such books and records shall be preserved for at least five (5) years from the date of the royalty payment to which they pertain and shall be open to inspection, upon seven (7) days notice during normal business hours at Licensee's normal place of business, to a mutually agreed upon independent accountant or auditor.
Audits of Licensee's books and records shall not take place more than once in any twelve-month period.

     8.2 The fees and expenses of the accountant or auditor performing such examination shall be borne by The Regents. However, if an error in royalties of more than five percent (5%) of the total royalties due for any year is discovered, then the fees and expenses of the accountant or auditor shall be borne by the Licensee.

                           9.   LIFE OF THE AGREEMENT

     9.1 Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement shall be in force from the effective date recited on page one and shall remain in effect for the life of the last-to-expire patent licensed under this Agreement.

     9.2 Any Termination of this Agreement shall not affect the rights and obligations set forth in the following Articles:

          Article 8      Books and Records
          Article 13     Proprietary Information
          Article 16     Use of Names and Trademarks
                           and Nondisclosure of Agreement
          Article 19     Indemnification

     9.3 Termination of this Agreement shall not relieve the Licensee of any obligation or liability accrued hereunder prior to such termination or rescind anything done by the Licensee or any payments made to The Regents hereunder prior to the time such termination becomes effective and such termination shall not affect in any manner any rights of The Regents arising under this Agreement prior to such termination.

                         10.  TERMINATION BY THE REGENTS

     10.1 If the Licensee should violate or fail to perform any term or covenant of this Agreement, then The Regents may give written notice of such default (Notice of Default) to the

Licensee. If the Licensee should fail to repair such default within sixty (60) days of the effective date of such notice, The Regents shall have the right to terminate this Agreement and the licenses herein by a second written notice (Notice of Termination) to the Licensee. If a Notice of Termination is sent to the Licensee, this Agreement shall automatically terminate on the effective date of such notice. These notices shall be subject to Article 23 (NOTICES).

     10.2 The Regents shall also have the right and option to terminate this Agreement if the Research Agreement is prematurely terminated by Licensee and there has been no breach of failing thereof by the Regents. Said termination of this Agreement shall be carried out in the manner set forth in Paragraph 10.1 above.

                        11.  TERMINATION BY THE LICENSEE

     11.1 The Licensee shall have the right upon ninety (90) days written notice to The Regents to terminate this Agreement in whole or as to any portion of Regents' Patent Rights. Upon expiration of the ninety (90) day period, Licensee's termination shall be effective and

Licensee shall stand unlicensed hereunder. Such notice of termination shall be subject to Article 23 (NOTICES).

                   12.   RESUPPLY OF THE BIOLOGICAL MATERIALS

     12.1 The Regents agrees to initially supply Licensee with viable samples of the Background Biological Materials and biological materials comprising Research Information (to the extent that such biological materials are in a form acceptable for transfer) within thirty (30) days upon request from Licensee up until three (3) months after termination of the Research Agreement. To the extent Licensee requires and requests additional samples from The Regents during the term hereof, and The Regents has such additional samples in its possession, The Regents agrees to supplY such additional samples. Licensee agrees to pay the actual handling and shipping costs for any additional samples provided.

     12.2 To the extent Licensee is able to produce biologicals, reagents, compositions, and materials derived from Background Information or Research Information, and subject to prudent and reasonable business judgement, Licensee shall make reasonable efforts to provide biologicals, reagents, compositions and materials derived from Background Information or Research Information at no charge to The Regents for research purposes only in the Biomedical Science Division of LLNL only. In the event Licensee provides biologicals, reagents, compositions and materials to The Regents, such biologicals, reagents, compositions and materials are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Licensee's obligations to provide materials shall not exceed a fair market value for such materials in excess of one hundred fifty thousand dollars ($150,000).

                          13.  PROPRIETARY INFORMATION

     13.1 a. Licensee and The Regents respectively shall hold the other party's proprietary business, patent prosecution, and technical information in confidence for a period of five (5) years from the date of disclosure. All proprietary information shall be labeled or marked as appropriate by the disclosing party. All oral information shall be reduced to writing or some other physically tangible form, marked and labeled as above, by the disclosing party and delivered to the receiving party within thirty (30) days of disclosure as a record of the disclosure.

     b. Nothing contained herein shall in any way restrict or impair the right of Licensee or The Regents to use, disclose or otherwise deal with any information or data which:

          i. at the time of disclosure to a receiving party is generally available to the public or thereafter becomes generally available to the public by publication or otherwise through no act of the receiving party;

          ii. the receiving party can show was in its possession prior to the time of disclosure to it hereunder and was not acquired directly or indirectly from the disclosing party;

          iii. is independently made available to the receiving party as a matter of right by a third party; or

          iv. is independently developed by agents or employees of the receiving party without use of any disclosed information.

     13.2 The Licensee and The Regents agree to destroy or return to the disclosing party proprietary information received from the other in its possession within fifteen (15) days following the effective date of termination. However, each party may retain one copy of proprietary information for archival purposes in nonworking files. Licensee and The Regents are to provide each other, within thirty (30) days following termination, with a written notice that proprietary information has been returned or destroyed.

                     14.  PATENT PROSECUTION AND MAINTENANCE

     14.1 The Regents shall diligently prosecute and maintain the United States and foreign patent applications and patents in Regents' Patent Rights using counsel of its choice and after due consultation with Licensee. The Regents shall provide Licensee with copies of all relevant documentation so that Licensee may be currently and promptly informed and apprised of the continuing prosecution, and Licensee agrees to keep this documentation confidential.

     14.2 The Regents shall use all reasonable efforts to prepare or amend any patent application to include claims requested by Licensee and required to protect the Products contemplated to be sold or Patent Methods or procedures to be practiced under this Agreement.

     14.3 All past, present and future reasonable outside and LLNL in-house counsel costs and government charges incurred by The Regents, after due consultation with Licensee, in the filing, prosecuting and maintaining of the United States and foreign patent applications and patents referred to in Paragraph 14.1 above shall be borne by Licensee, subject to Paragraph 14.4, below. In the event of the declaration of an interference by the United States Patent and Trademark Office, The Regents may discontinue, at its sole discretion, further prosecution. If

The Regents license Regents' Patent Rights to a third party in a field of use other than that of Licensee, then such other third party shall share equally with Licensee in all filing, prosecution and maintenance fees for each patent and patent application licensed to such third party. Licensee shall reimburse The Regents within thirty (30) days following receipt of a proper invoice from The Regents to which relevant law-firm billings or LLNL counsel fees (page billings invoiced from DOE or LLNL, and such reasonable and customary service charges), shall be attached. The Regents shall set forth the number of licensees and identify Licensee's share of such costs.

     14.4 The Regents shall obtain, at the request of Licensee, patent prosecution on the Invention(s) covered by Regents' Patent Rights in foreign countries if available and if Licensee so desires. Licensee must notify the Regents within seven (7) months of the filing of the corresponding United States application of its decision to obtain foreign patents. This notice concerning foreign filing shall be in writing and must identify the countries desired. The absence of such a notice from Licensee to The Regents shall be considered an election not to secure foreign rights. The Regents shall have the right to file patent applications at its own expense in any country in which Licensee has not included in the list of desired countries and such applications and resultant patents shall not be subject to this Agreement. However, The Regents shall notify Licensee of such foreign countries in which The Regents filed patent applications and in which Licensee elected not to secure foreign rights.
Subject to the availability of relevant rights, Licensee shall have the right and option to include in this Agreement those patent applications and patents issuing thereon filed in countries not originally included in Licensee's desired list at any time up to five (5) years from the filing date of such patent applications, provided, however, that Licensee shall notify The
Regents in writing of its decision and shall share equally with other licensees in all filing, prosecution, and maintenance fees for such additional patents and patent applications.

     14.5 All patents and patent applications under this Agreement shall be held in the name of The Regents, shall be obtained using counsel of The Regents' choice, and shall be subject to the terms and provisions hereof.

     14.6 Licensee's obligation to underwrite and to pay patent prosecution and maintenance costs shall continue for so long as this Agreement remains in effect, provided, however, that Licensee may terminate its obligations with respect to any patent application or patent in any or all designated countries, upon three (3) months written notice to The Regents. The Regents will use its best efforts to curtail the associated patent costs after such notice is received from Licensee. The Regents may continue prosecution and/or maintenance of such applications or patent(s) at its sole discretion and expense, provided, however, that Licensee shall have no further right or licenses thereunder in or with respect to those countries wherein Licensee has terminated its obligations in accordance with the aforementioned notice.

                  15.  MAINTENANCE OF THE BIOLOGICAL MATERIALS

15.1 The Regents agrees to instruct Dr. Joe W. Gray and Dr. Daniel Pinkel that when circulating replicable Background Biological Materials and replicable biological materials comprising Research Information that have not been released in an unrestricted manner to third parties to do so under the terms and conditions set forth in the Biological Material Transmission Letter attached hereto as Appendix A. The Regents expressly reserves the right to transfer replicable Background Biological Materials and replicable biological materials comprising Research Information as provided in this Paragraph 15.1 to Universities and nonprofit research organizations to the extent that such transfer does not compete with Licensee. The Regents shall inform Licensee of third party requests for biological materials and shall provide Licensee with a copy of the fully executed copy of the Biological Material Transmittal Letter. The Regents shall inform Licensee of comments, suggestions and information provided The Regents by recipients of biological material. Licensee shall not interfere with The Regents efforts to bail these materials to third parties.

     15.2 The Licensee agrees to maintain the proprietary value of the replicable Background Biological Materials and replicable biological materials comprising Research Information (to the extent that such materials are not part of Products sold by Licensee) that are not freely available to others.

         16.  USE OF NAMES AND TRADEMARKS AND NONDISCLOSURE OF AGREEMENT

     16.1 Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trade name, trademark, or other designation of either party hereto (including any contraction, abbreviation, or simulation of any of the foregoing). The use of the name "The Regents of the University of California or the name of any University of California campus is expressly prohibited except as provided for under Article 17.

     16.2 Each party hereto further agrees not to use or refer to this Agreement or any license granted hereunder in any promotional activity without the express written approval of the other party. However, The Regents shall be free to release to the inventors of inventions covered by this Agreement the terms and conditions of this Agreement upon request of the inventors. If such release is made, The Regents shall request that the inventors not disclose such terms and conditions to others. It is further understood that should a third party inquire whether a license is available, The Regents may disclose the existence of this Agreement and the extent of the grant in Article 3 to such third party, but shall not disclose the name of the Licensee, except where The Regents is required to release information under either the California Public Records Act or other applicable law.

                              17.   PATENT MARKING

     17.1 Licensee agrees to mark products falling within the scope of an issued claim within Regents' Patent Rights for anything under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

     17.2 Licensee shall have the right to include in any NDA for a product, a list of patents included within Regents' Patent Rights identifying The Regents as patent owner.

                            18.  PATENT INFRINGEMENT

     18.1 In the event that either party learns of substantial infringement of the exclusive rights licensed under this Agreement, the informed party shall call such infringement to the other party's attention thereto in writing and shall provide the other party with reasonable evidence of such infringement. Both parties to this Agreement agree that during the period and in a jurisdiction where Licensee has exclusive rights under this Agreement, neither will notify an infringing third party of the infringement of any of Regents' Patent Rights limited to the exclusive rights granted under this Agreement without first obtaining consent of the other party, which consent shall not be unreasonably denied. Both parties shall use their best efforts in cooperation with each other to terminate such infringement without litigation.

     18.2 Licensee may request that the Regents take legal action against the infringement of Regents' Patent Rights. Such request shall be made in writing and shall include reasonable evidence of such infringement and damages to Licensee. If the infringing activity has not been abated within ninety (90) days following the date of such request, The Regents shall have the right to:

     a. commence suit on their own account to terminate the infringement. In the event The Regents commences suit, Licensee shall reimburse The Regents for fifty percent (50%) of The Regents' actual Infringement Litigation Costs. In the event other licensees, in addition to Licensee, request legal action, 'The Regents and Licensee shall share equally in the contribution of such other licensee. Licensee's share of The Regents' Infringement Litigation Costs shall be paid to The Regents on a quarterly basis within sixty (60) days of receiving notice from The Regents of the amount of such costs. Such reimbursement shall continue until the suit is finally adjudicated or settled. All recoveries shall first be applied to fully repay The Regents and participating licensees for the cost of the suit. Any remainder shall be shared among The Regents and licensees who joined the suit who have shared in the reimbursement, with The Regents entitled to fifty percent (50%) of the recovery and the remainder being shared equally among the licensees joining in the action who have shared in the reimbursement of The Regents; or

     b. refuse to participate in such suit (other than as a nominal party plaintiff). In the event The Regents refuses to participate in such suit, The Regents shall give notice of its election in writing to Licensee by the end of the one-hundredth (100th) day after receiving notice of such request from Licensee. Licensee thereafter may bring suit for patent infringement in Licensee's own name and in the name of The Regents as nominal party plaintiff and if the infringement occurred during the period and in a jurisdiction where Licensee has exclusive rights under this Agreement. In the event Licensee elects to bring suit in accordance, with this Paragraph, The Regents may thereafter join such suit at its own expense.

     18.3 Subject to Paragraph 18.2 b. above, legal action brought jointly by The Regents and Licensee and fully participated in by both shall be at the joint expense of the parties and all recoveries be shared jointly by them in proportion to the share of expense paid by each party.

     18.4 In the event that The Regents refuses to participate in a suit and the Licensee brings same, the Licensee may withhold, during pendency of the suit, up to fifty percent (50%) of the minimum and earned royalty income otherwise due The Regents to offset one-half of Licensee's Infringement Litigation Costs. Licensee's Infringement Litigation Costs shall be deducted from royalty payments on a quarterly basis, and an accounting of such deductions shall be reflected in Licensee's quarterly royalty reports to The Regents provided for in Article 7 (PROGRESS AND ROYALTY REPORTS). Said withheld royalty income shall be applied to only those Infringement Litigation Costs that Licensee incurred during the quarter in which such royalty income was due and owing. Should one-half of the Infringement Litigation Costs of the suit exceed one-half of the royalties allowed to be withheld in accordance with this Paragraph 18.4, Licensee may apply such excess to the following quarter.
 This same application of excess cost will continue until such time as the suit is finally adjudicated. All recoveries shall first be applied to fully repay both parties for the cost of the suit, and any remainder shall be shared equally.

     18.5 Each party agrees to cooperate with the other in litigation proceedings instituted hereunder. Such litigation shall be controlled by the party bringing the suit, except that The Regents may be represented by counsel of its choice pursuant to The Regents' determination in any suit brought by Licensee.

                              19.  INDEMNIFICATION

     19.1 Licensee and The Regents are acting as independent contractors under this Agreement and nothing continued herein shall make either party the agent, employee, partner, or representative of the other.

     19.2 Licensee agrees to indemnify, hold harmless and defend The Regents, its officers, employees, and agents; the sponsors of the research that lead to the inventions covered by

Regents' Patent Rights; and the inventors of the patents and patent applications comprising Regents' Patent Rights to which The Regents is owner or co-owner of record, for any loss of or damage to the property of any person or persons and any injury or death of any person or persons resulting from or arising out of the exercise of this license or any sublicense granted herein, excluding acts of negligence on the part of The Regents and claims of infringement brought by The Regents against Licensee. Where The Regents are held to be negligent, liability shall be apportioned according to the percentage of negligence accorded to The Regents by an appropriate court or forum having jurisdiction. In those states or countries where such an allocation of the percentage of negligence is not awarded, any controversy or claim relating to such allocation or negligence between the parties to this Agreement shall be settled by arbitration conducted in San Francisco, California in accordance with the then current Licensing Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by Arbitrator(s) shall be binding on the parties and may be entered by either party in the court or forum, state or federal, having jurisdiction. IN NO EVENT WILL THE REGENTS BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE EXERCISE OF LICENSES OR RIGHTS GRANTED HEREIN OR THE USE OF THE PRODUCTS OR PROCESSES MADE IN ACCORDANCE WITH REGENTS' PATENT RIGHTS OR THE REGENTS' PROPERTY RIGHTS. In no event shall The Regents be liable for normal commercial activities of Licensee.

     19.3 The Regents shall promptly notify Licensee in writing of any claim or suit brought against The Regents in respect of which The Regents intends to invoke the provisions of this Article 19. Licensee will keep The Regents informed on a current basis of its defense of any claims pursuant to this Section 19.

                                  20.    WAIVER

     20.1 It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

                              21.    ASSIGNABILITY

     21.1 This agreement is binding upon and shall inure to the benefit of The Regents, its successors and assigns, but shall be personal to Licensee and assignable by the Licensee only with written notice to The Regents.

                               22.   LATE PAYMENTS

     22.1 In the event royalty payments or fees are not received by The Regents when due, Licensee shall pay to The Regents interest charges at the rate of five
(5) percent plus the rate of interest which is charged by the San Francisco Federal Reserve Bank to member banks twenty-five (25) days prior to the date the payment was due. Such interest shall be calculated from the date payment was due until actually received by The Regents.

                                  23.  NOTICES

     23.1 Any payment, notice or other communication required or permitted to be given to either party hereto shall be in writing and shall be deemed to have been properly given and to be effective (a) on the date of delivery if delivered in person or (b) on the fourth day after mailing if mailed by first-class certified mail, postage paid, to the respective address given below, or to such other address as it shall designate by written notice given to the other party as follows:

In the case of the Licensee:

     AMOCO TECHNOLOGY COMPANY
     Warrenville Road and Mill Street
     P. O. Box 3011
     Naperville, Illinois 60566
     Attention:  Dr. Carl Orgell

In the case of The Regents:

     THE REGENTS OF THE UNIVERSITY
     OF CALIFORNIA (C/N 85-187-1)
     Patent, Trademark & Copyright Office
     1320 Harbor Bay Parkway, Suite 150
     Alameda, California 94501
     Attention:  Director

                               24.  GOVERNING LAWS

24.1 This Agreement shall be interpreted and construed in accordance with the laws of the State of California.

                25.  FOREIGN GOVERNMENT APPROVAL OR REGISTRATION

     25.1 If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, the Licensee shall assume all legal obligations and associated costs to do so. The Regents shall cooperate in all the Licensee's efforts.

                            26.   EXPORT CONTROL LAWS

     26.1 The Licensee shall observe all applicable United States and foreign laws with respect to the transfer of Products and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

                               27.  FORCE MAJEURE

     27.1 The parties to this Agreement shall be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any catastrophes or other major events beyond their reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances or regulations; strikes, lockouts or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the parties' respective obligations hereunder shall resume.

                              28.  FULL DISCLOSURE

     28.1 The Regents shall make its best effort to disclose Research Information and Background Information to Licensee and shall allow Licensee reasonable access to facilities and faculty and staff participating in Research sponsored by Licensee. The Regents shall identify and collect relevant materials which comprise Research Information and Background Information (to the extent such materials do not violate the proprietary rights of others) and make such information available in a timely manner to Licensee. To the extent The Regents are able to do so, The Regents shall make such Background Information and Research Information available to Licensee in a form most convenient for transfer to and use by Licensee, including electronic media. The Regent's duty of disclosure to Licensee for Background Information shall not extend beyond the term of the Research Agreement, and the Regent's duty of disclosure to Licensee for Research Information shall not extend beyond one year from the date of expiration of the Research Agreement.

                               29.   MISCELLANEOUS

     29.1 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     29.2 This Agreement will not be binding upon the parties until it has been signed below on behalf of each party, in which event, it shall be effective as of the date recited on page one.

     29.3 No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed on behalf of each party.

     29.4 This Agreement embodies the entire understanding of the parties and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

     29.5 In case any of the provisions contained in this Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, but this Agreement shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

     29.6 This Agreement includes Schedule A and Appendices A, B and C which are attached hereto.

     IN WITNESS WHEREOF, both The Regents and the Licensee have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, on the day and year hereinafter written.

AMOCO TECHNOLOGY COMPANY      THE REGENTS OF THE UNIVERSITY
                                 OF CALIFORNIA

By                            By
  -------------------------      --------------------------
     (Signature)                    (Signature)

Name    L.V. Triggiani                  Name      Carl B. Wooten
    ---------------------------                 --------------------
     (Please Print)

Title  President                               Title  Director--Patent,
    ---------------------------               Trademark & Copyright Office

Date  9/27/89                                     Date  10/4/89
    ---------------------------                 --------------------

                                                             Schedule A - Part I
                                                        Methods and Compositions
                                                         for Chromosome-Specific
                                                                        Staining
                                                          U.S. Serial No. 819314
                                                            UC Case No. 85-157-1


CLAIMS:

          1. A chromosome-specific staining reagent comprising a heterogeneous mixture of labeled nucleic acid fragments, the labeled nucleic acid fragments being derived from the same chromosome type, and being substantially free of repetitive nucleic acid sequences having hybridization capacity.

          2. The chromosome-specific staining reagent according to claim 1 wherein said chromosome type is an abnormal human chromosome type.

          3. The chromosome-specific staining reagent according to claim 1 wherein said chromosome type is selected from the group consisting of normal human chromosomes 1 through 22, X, and Y.

          4. The chromosome-specific staining reagent of claim 3 wherein said heterogeneous mixture comprises labeled nucleic acid fragments derived from substantially equal amounts of between about 10-1000 distinct cloned inserts.

          5. The chromosome-specific staining reagent of claim 4 wherein said labeled nucleic acid fragments are derived from substantially equal amounts of between about 10-1000 distinct cloned inserts each having a length within the range of between about 20-45 kilobases.

          6. The chromosome-specific staining reagent of claim 5 wherein said distinct cloned inserts form said labeled nucleic acid fragments, each fragment having a length within the range of between about 50-500 bases.

          7. The chromosome-specific staining reagent of claim 6 wherein said labeled nucleic acid fragments are single stranded.

          8. The chromosome-specific staining reagent of claim 7 wherein said labeled nucleic acid fragments are biotinylated or modified with N-acetoxy-N-2-acetylaminofluorene.

          9. The chromosome-specific staining reagent of claim 4 wherein said labeled nucleic acid fragments are derived from substantially equal amounts of between about 100-400 distinct cloned unique sequence inserts.

          10. The chromosome-specific staining reagent of claim 9 wherein said distinct cloned inserts form said labeled nucleic acid fragments, each fragment having a length within the range of between about 50-5000 bases.

          11. The chromosome-specific staining reagent of claim 10 wherein said distinct cloned inserts form said labeled nucleic acid fragments, each fragment having a length within the range of between about 50-500 bases.

          12. The chromosome-specific staining reagent of claim 11 wherein said labeled nucleic acid fragments are single stranded.

          13. The chromosome-specific staining reagent of claim 12 wherein said labeled nucleic acid fragments Are biotinylated or modified with N-acetoxy-N-2-acetylaminofluorene.

          14. A chromosome-specific staining reagent produced by the process of:
               isolating chromosome-specific DNA; cloning pieces of the isolated chromosome-specific DNA;
               disabling the hybridization capacity of repeated sequences contained in the cloned pieces of the isolated chromosome-specific DNA to form a collection of nucleic acid fragments which hybridize to unique chromosomal DNA sequences;
               labeling the nucleic acid fragments of the collection to form a heterogeneous mixture a of nucleic acid fragments.

          15. The chromosome-specific staining reagent of claim 14, wherein said step of disabling said hybridization capacity includes selecting cloned pieces of said isolated chromosome-specific DNA which have substantially unique base sequences.

          16. The chromosome-specific staining reagent of claim 14 wherein said stop of disabling said hybridization capacity includes preassocating said cloned pieces of said isolated chromosome-specific DNA with unlabeled repetitive sequence nucleic acid fragments.

          17. A method of staining chromosomal DNA of a particular chromosome type or portion thereof, or a particular group of chromosome types, the method comprising the steps of:

               providing a heterogeneous mixture of labeled nucleic acid fragments, substantial portions of each labeled nucleic acid fragment in the heterogeneous mixture having base sequences substantially complementary to base sequences of the Chromosomal DNA; and reacting the heterogeneous mixture with the chromosomal DNA by in situ hybridization.

                                                             Schedule A - Part 2
                                                        Methods and Compositions
                                                         for Chromosome-Specific
                                                                        Staining
                                                          U.S. Serial No. 937793
                                                            UC Case No. 85-157-2


CLAIMS:

          1. A chromosome-specific staining reagent comprising a heterogeneous mixture of labeled nucleic acid fragments, tne libeled nucleic acid fragments being derived from the same chromosome type and being substantially free of repetitive nucleic acid sequences having hybridization capacity.

          2. The chromosome-specific staining reagent according to claim 1 wherein said chromosome type is in abnormal human Chromosome type.

          3    The Chromosome-specific staining reagent according to claim 1 wherein said chromosome type is selected from the group consisting of normal human chromosomes I through 22, X, & Y.

          4. The chromosome-specific staining reagent of claim 3 wherein said heterogeneous mixture comprises labeled nucleic acid fragments derived from substantially equal amounts of between about 10-1000 distinct cloned inserts.

          5. The chromosome-specific staining reagent of claim 4 wherein said labeled nucleic acid fragments are derived from substantially equal amounts of between about 10-1000 distinct cloned inserts each having a length within the range of between about 20-45 kilobases.

          6 . The chromosome-specific staining reagent of claim 5 wherein said distinct cloned inserts form said labeled nucleic acid fragments, each having a length within the range of between about 50-500 bases.

          7 .   The chromosome-specific staining reagent of claim 6 wherein said labeled nucleic acid fragments are single stranded.

          8 . The chromosome-specific staining reagent of claim 7 wherein said labeled nucleic acid fragments are biotinylated or modified with N-acetoxy-N-2-acetylamino-fluorene.

          9 . The chromosome-specific staining reagent of claim 4 wherein said labeled nucleic acid fragments are derived from substantial equal amounts of between about 100-400 distinct cloned unique sequence inserts.

          10. The chromosome-specific staining reagent of claim 9 wherein said distinct cloned inserts form said labeled nucleic acid fragments, each fragment having a length within the range of between about 50-5000 bases.

          11. The chromosome-specific staining reagent of claim 10 wherein said distinct cloned inserts form said labeled nucleic acid fragments, each fragment having a length within the range of between about 50-500 bases.

          12. The chromosome-specific staining reagent of claim 1 wherein said labeled nucleic acid fragments are single stranded.

          13. The chromosome-specific staining reagent of claim 12 wherein said labeled nucleic acid fragments are biotinylated or modified with N-sacetoxy-N-2-acetylamino-fluorene.

          14. A chromosome-specific staining reagent produced by the process of:
               isolating chromosome-specific DNA;
               cloning pieces of the isolated chromosome-specific DNA;

          disabling the hybridization capacity of repeated sequences contained in the cloned pieces of the isolated chromosome-specific DNA to form a collection of nucleic acid fragments which hybridize to unique chromosomal DNA sequences;

          labeling the nucleic acid fragments of the collection to form a heterogeneous mixture of nucleic acid fragments.

          15. The chromosome-specific staining reagent of claim 14, wherein said step of disabling said hybridization capacity includes selecting cloned pieces of said isolated chromosome-specific DNA which have substantially unique base sequences.

          16. The chromosome-specific staining reagent of claim 14 wherein said step of disabling said hybridization capacity includes prereassociating said cloned pieces of said isolated chromosome-specific DNA with unlabeled repetitive sequence nucleic acid fragments.

          17. A method of staining chromosomal DNA of a particular chromosome type or portion thereof, or a particular group of chromosome types, the method comprising the steps of:

          providing a heterogeneous mixture of labeled nucleic acid fragments, substantial portions of each labeled nucleic acid fragment in the heterogeneous mixture having base sequences substantially complementary to base sequences of the chromosomal DNA; and

          reacting the heterogeneous mixture with the chromosomal DNA by in situ hybridization.

                                                             Schedule A - Part 3
                                                         Method of Preparing and
                                                        Applying Single Stranded
                                                       Probes to Double Stranded
                                                                            DNAs
                                                          U.S. Serial No. 934188
                                                            UC Case No. 85-157-3
WE CLAIM:

          1. A method of preparing and applying single stranded DNA probes to double stranded target DNA, the method comprising the steps of:

          providing restriction fragments having staggered ends, the staggered ends each consisting of a protruding strand and a recessed strand;

          treating the restriction fragments with an exonuclease to digest a portion of the recessed strand to form template/primers;

          treating the template/primers with a DNA polymerase so that the single strands digested by the exonuclease are resynthesized in the presence of a labeled nucleoside triphosphate precursor to form resynthesized fragments;

          breaking the resynthesized fragments into smaller pieces, so that the labeled regions on opposite ends of each resynthesized fragment are on separate pieces of DNA;
          denaturing the broken resynthesized fragments; separating the labeled strands of the DNA fragments from the denatured broken resynthesized fragments to form the single stranded DNA probe;

          treating the double stranded target DNA with the same restriction endonuclease used to generate the restriction fragments;

          after treatment with the restriction endonuclease treating the double stranded target DNA with an exonuclease; and

          after treatment with the exonuclease, applying the single stranded DNA probe to the double. stranded target DNA.

          2. The method of Claim 1 wherein said labeled nucleoside triphosphate precursor is biotinylated uracil triphosphate and wherein said step of separating includes passing said denatured broken synthesized fragments over an avidin affinity column.

          3. The method of Claim 2 wherein said step of breaking includes sonicating said resynthesized fragments so that said broken resynthesized fragments are on average about half the length of said resynthesized fragments.

          4. The method of Claim 3 wherein said exonuclease is exonuclease III and said DNA polymerase is T4 DNA polymerase.

                                      Schedule A-Part 4: "Method for Determining
                                         Aneyploid, in Fetal Cells from Maternal
                                           Blood Samples" U.C. Case No. 87-095-1
                                          (renumbered U.C. Case Number 85-157-4)


CLAIMS:

          1.   High complexity nucleic acid probes for cytogenetic analysis.

          2. High complexity nucleic acid probes according to Claim 1 wherein the complexity is greater than 100,000 bases.

          3. High complexity nucleic acid probes according to Claim 2 wherein the complexity is greater than one million bases.

          4. High complexity nucleic acid probes according to Claim 3 wherein the complexity is greater than two million bases.

          5. A method of staining targeted chromosomal material with high complexity nucleic acid probes.

          6. A method according to Claim 5 wherein the probes are at a complexity greater than 100,000 bases.

          7. A method according to Claim 6 wherein the complexity is greater than one million bases.

          8. High complexity nucleic acid probes according to Claim 1 derived from normal and/or abnormal chromosomal material.

          9. High complexity nucleic acid probes according to Claim 8 wherein chromosomal material is human.

          10. High complexity nucleic acid probes according to Claim 9 wherein the human chromosomal material is normal and selected from DNA of chromosomes 1 through 22, X and Y.

          11. High complexity nucleic acid probes according to Claim 10 wherein the human chromosomal material is abnormal and selected from DNA of chromosomes 1 through 22, X and Y.

          12. High complexity nucleic acid probes according to Claim 1 wherein the probe nucleic acid sequences are propagated in one or more vectors.

          13. High complexity nucleic acid probes according to Claim 12 wherein said one or more vectors is or are selected from the group consisting of hybrid cells, yeast artificial chromosomes, plasmids, bacteriophages and cosmids.

          14. High complexity nucleic acid probes according to Claim 13 wherein the hybrid cells are selected from the group consisting of human/hamster and human/rodent hybrid cells; wherein the plasmids are Bluescribe plasmids; wherein the bacteriophages are lambda insertion vectors selected from the group consisting of Charon 4A, Charon 21A, Charon 35, Charon 40 and GEM11; and wherein the cosmids are selected from the group consisting of Lawrist 4, Lawrist 5 and sCosl.

          15. High complexity nucleic acid probes comprising high copy repetitive probes and target-specific probes.

          16. High complexity nucleic acid probes according to Claim 15 wherein the repetitive probes are alpha-satellite probes and/or Alu sequence probes.

          17. A method of staining targeted chromosomal material with high complexity nucleic acid probes wherein the probe nucleic acid sequences prior to hybridization to the targeted chromosomal material are broken into fragments of from about 200 bases to about 2000 bases.

          18. A method according to Claim 17 wherein the size of the fragments are about 1 Kb.

          19. A method according to Claim 18 wherein the size of the fragments is from about 800 bases to about 1000 bases and, wherein the hybridization is performed at a temperature of about 30 degrees C to about 45 degrees C, and wherein the subsequent washing steps are performed at a temperature of from about 40 degrees C to about 50 degrees C.

          20. A method according to Claim 19 wherein the hybridization is performed at a temperature of from about 35 degrees C to about 40 degrees C.

          21. A method according to Claim 20 wherein the hybridization is performed at a temperature of about 37 degrees C, and the subsequent washing steps are performed at a temperature of about 45 degrees C.

          22. A method according to Claim 17 wherein the labeled fragments are detected after hybridization by flow cytometry.

          23. A method according to Claim 17 wherein detection is by microscopy.

          24. A method according to Claim 17 wherein detection is by fluorescent-activated cell sorting.

          25.  A method according to Claim 23 wherein light scattering is used.

          26. High complexity probes according to Claim 1 wherein the targeted chromosomal material of said probes is chromosomal material of fetal cells.

          27. High complexity probes according to Claim 26 wherein said fetal cells have been separated from maternal blood by non-invasive means.

          28. High complexity probes according to Claim 27 wherein said non-invasive means comprise the use of monoclonal antibodies specific for said fetal cells.

          29. High complexity probes according to Claim 28 wherein said fetal cells are leukocytes and cytotrophoblasts.

          30. High complexity probes according to Claim 26 wherein said probes comprise chromosome-specific probes for chromosome 13, 18 and/or chromosome 21.

          31. High complexity probes according to Claim 29 wherein said probes comprise the chromosome-specific Bluescribe plasmid libraries for chromosome 13 and/or chromosome 21.

          32. High complexity probes according to Claim 25 wherein the targeted chromosomal material is in interphase and/or metaphase.

          33. High complexity probes according to Claim 32 wherein the targeted chromosomal material is in interphase.

          34. A prenatal screening test kit comprising the high complexity nucleic acid probes of Claim 25.

          35. A method of staining targeted chromosomal material of fetal cells with high complexity nucleic acid probes.

          36. A method according to Claim 35 wherein the fetal cells have been separated from maternal blood by non-invasive means.

          37. A method according to Claim 36 wherein said non-invasive means comprise the use of monoclonal antibodies specific for said fetal cells.

          38. A method according to Claim 37 wherein said fetal cells are leukocytes and cytotrophoblasts.

          39. A target-specific staining reagent comprising a high complexity, heterogeneous mixture of labeled nucleic acid fragments, wherein the labeled nucleic acid fragments are complementary to sites on the targeted chromosomal material and are substantially free of nucleic acid sequences having hybridization capacity to sites on non-targeted chromosomal material.

          40. The target-specific staining reagent of Claim 39 wherein said targeted material is human chromosomal material that is either normal or abnormal.

          41. The target-specific staining reagent of Claim 40 wherein the human chromosomal material is normal and selected from the group consisting of DNA sequences from normal human chromosomes 1 through 22, X, and Y.

          42. The target-specific staining reagent of Claim 39 wherein said labeled nucleic acid fragments are single stranded.

          43. The target-specific staining reagent of Claim 42 wherein said nucleic acid fragments are labeled with radioactive, enzymatic, immunoreactive and/or affinity detectable reagents.

          44. The target-specific staining reagent of Claim 41 wherein said fragments are biotinylated, modified with N-acetoxy-N-2-acetylaminofluorene, modified with fluorescein isothiocyanate, modified with mercury/TNP ligand, or sulfonated.

          45. A target-specific staining reagent produced by the process of: isolating target-specific DNA;
               cloning pieces of the isolated target-specific DNA;

disabling the hybridization capacity of or removing shared repetitive sequences contained in the cloned pieces of the isolated target-specific DNA to form a collection of nucleic acid fragments which hybridize to the targeted chromosomal DNA; and

          labeling the nucleic acid fragments of the collection to form a heterogeneous mixture of nucleic acid fragments.

          46. The target-specific staining reagent of Claim 45 wherein said step of disabling said hybridization capacity of or removing said shared repetitive sequences comprises selecting cloned pieces of said isolated target-specific DNA which pieces are substantially free of nucleic acid sequences which are complementary to non-targeted chromosomal material.

          47. A target-specific staining reagent of Claim 46 wherein said selection of said cloned pieces comprises the use of southern hybridization.

          48. A target-specific staining reagent of Claim 47 wherein said selection of said cloned pieces comprises screening said clones for the presence of repetitive sequences by hybridization with genomic DNA.

          49. A target-specific staining reagent of Claim 48 wherein said clones are plasmid clones.

          50. A target-specific staining reagent of Claim 45 wherein said selection of said cloned pieces comprises screening said clones for hybridization to single-copy or repetitive sequences which are known to be in the targeted chromosomal material, and removing the clones which do not so hybridize.

          51. The target-specific staining reagent of Claim 45 wherein said step of disabling said hybridization capacity comprises hybridizing said cloned pieces of said isolated target-specific DNA with unlabeled high copy shared nucleic acid sequences.

          52. The target-specific staining reagent of Claim 45 wherein said step of disabling said hybridization capacity comprises the addition of unlabeled blocking DNA during hybridization to the targeted chromosomal material.

          53. The target-specific staining reagent of Claim 52 wherein the unlabeled blocking DNA is genomic.

          54. The target-specific staining reagent of Claim 53 wherein the genomic DNA is a high-copy fraction.

          55. The target-specific staining reagent of Claim 52 wherein the unlabeled blocking DNA is from a mixture of a few clones containing the highest copy sequences from a genome.

          56. The target-specific staining reagent of Claim 45 wherein said step of disabling said hybridization capacity of said shared repetitive sequences comprises self-reassociating the high complexity probe.

          57. The target-specific staining reagent of Claim 45 wherein said step of removing the shared repetitive sequences comprises the use of hydroxyapatite chromatography.

          58. The target-specific staining reagent of Claim 45 wherein said step of removing the shared repetitive sequences comprises reacting the cloned pieces of the isolated target-specific DNA with immobilized, single-stranded nucleic acid sequences which are complementary to said shared repetitive sequences.

          59. A method of staining targeted chromosomal material with a high complexity nucleic acid probe wherein the targeted chromosomal material is hybridized to unlabeled high copy repetitive nucleic acid sequences prior to or during the hybridization to the high complexity nucleic acid probe.

          60. A method of staining targeted chromosomal material with high complexity nucleic acid probes comprising the steps of:

               providing a heterogeneous mixture of labeled nucleic acid fragments, wherein substantial portions of each labeled nucleic acid fragment in the heterogeneous mixture has base sequences substantially complementary to the targeted chromosomal material; and reacting the heterogeneous mixture with the targeted chromosomal DNA by in situ hybridization.

          61. High complexity nucleic acid probes which are substantially free of shared repetitive sequences produced by a process incorporating a polymerase chain reaction (PCR) procedure.

          62. High complexity nucleic acid probes according to Claim 61 wherein before performing said PCR procedure sequences complementary to said shared repeats which have extended non-complementary ends or which are terminated in nucleotides which do not permit extension by a polymerase are hybridized to said shared repeats.

          63. A method of staining targeted chromosomal material with high complexity nucleic acid probes wherein the probes are not directly labeled and detection of the probes bound to the targeted chromosomal material is by means other than direct labeling.

          64. A method of staining targeted chromosomal material according to Claim 63 wherein the means of detecting the probes bound to the targeted chromosomal material comprise the use of anti-RNA/DNA duplex antibodies and/or anti-thymidine diner antibodies.

          65. High complexity nucleic acid probes for cytogenetic analysis by in situ hybridization.

          66. High complexity nucleic acid probes according to Claim 65 wherein the complexity is greater than 100,000 bases.

          67. High complexity nucleic acid probes according to Claim 65 which produce one or more bands on the targeted chromosome(s) for detection of cytogenetic aberrations in metaphase chromosomes.

          68. High complexity nucleic acid probes according to Claim 67 wherein the bands can be spectrally distinguished.

          69. High complexity nucleic acid probes according to Claim 67 wherein the bands are placed at specific disease loci.

          70. High complexity nucleic acid probes according to Claim 67 wherein the band characteristics (location, dimension, colors) are optimized for detection by automated means.

          71. High complexity nucleic acid probes according to Claim 67 for detection of random structural chromosome abnormalities induced by exposure to clastogenic agents.

          72. High complexity nucleic acid probes according to Claim 71 wherein the probes have been optimized for rapid detection of random structural chromosome aberrations.

          73. High complexity nucleic acid probes according to Claim 71 wherein probes have been optimized for rapid, efficient, automated detection of aberrations.

          74. High complexity nucleic acid probes according to Claim 67 for detection of cytogenetic abnormalities in tumor cells.

          75. High complexity nucleic acid probes according to Claim 74 where detection of abnormalities is by automated means.

          76. High complexity nucleic acid probes according to Claim 65 for detection of numerical and structural chromosome abnormalities in interphase cells.

          77. High complexity nucleic acid probes according to Claim 76 wherein the probes are optimized for detection of specific disease-linked numerical abnormalities of entire or partial chromosomes.

          78. High complexity nucleic acid probes according to Claim 76 wherein the probes have been optimized to detect specific disease-linked structural abnormalities.

          79. High complexity nucleic acid probes according to Claim 76 wherein the probes have been optimized to detect numerical and structural abnormalities in tumor cells.

          80. High complexity nucleic acid probes according to Claim 76 wherein the probes have been optimized to random abnormalities induced by clastogenic agents.

          81. High complexity nucleic acid probes according to Claim 76 wherein the probes have been optimized for detection of aberrations by automated means.

     FOR THE PURPOSE OF THIS LICENSE AGREEMENT, THE TERM "HIGH COMPLEXITY NUCLEIC ACID PROBE(S)" MEANS PROBES CONTAINING MORE THAN 100,000 BASES OF NON-REPEATING NUCLEIC ACID SEQUENCES THAT CAN BE USED IN AN IN SITU HYBRIDIZATION REACTION TO STAIN REGIONS OF CHROMOSOMES OR CELL NUCLEI TO FACILITATE CYTOGENETIC ANALYSIS.

AMOCO TECHNOLOGY COMPANY      THE REGENTS OF THE UNIVERSITY
                                        OF CALIFORNIA

By /s/ L.V. Triggiani         By   /s/  C.B. Wooten
  ------------------------      -----------------------------
     (Signature)                             (Signature)

Name L.V. Triggiani           Name      Carl B. Wooten
    -----------------------       ---------------------------
     (Please Print)

Title President               Title  Director--Patent,
                                     Trademark & Copyright Office

Date  9/27/89                 Date   10/4/89
    ------------------------      ---------------------------

                              APPENDIX A - PAGE 1A

                            University of California/
                  Lawrence Livermore National Laboratory (LLNL)


                  Instructions for Standard Letter Transmitting
         Biological Materials to Universities and Nonprofit Institutions


     The attached letter is authorized for use by University of California/LLNL Principal Investigators and Administrators only with scientists at other universities and nonprofit research institutions when transmitting cell lines, plasmids and the like for non-commercial research purposes.

1. Choose the appropriate form of university or nonprofit research institution in Paragraph 2.

2.   Choose whether or not to include the phrase "our cooperative" in Paragraph

3. Insert in Paragraph 4 the amount of processing charge. If the material is to be shipped at no charge, insert the words "no charge".

4.   Send the letter IN DUPLICATE to the other scientist.

5. Do not send biological materials until you receive the duplicate copy executed by both the scientist and the other institution.

6.   Send a copy of the fully executed letter agreement to:

          Carl B. Wootten, Director
          Patent, Trademark and Copyright Office
          University of California
          1320 Harbor Bay Parkway, Suite 150
          Alameda, CA 94501

7. Any changes in the wording of this standard letter must be reviewed by the Director of the Patent, Trademark and Copyright office before acceptance.

NOTE:     Do not use this letter for the exchange of living plants.  A separate
"Testing Agreement for Plant Varieties" is available for that purpose.


                              APPENDIX A - PAGE 2A

            SAMPLE LETTER FOR USE PRIOR TO TRANSMISSION OF BIOLOGICAL
             MATERIALS TO INVESTIGATORS AT UNIVERSITIES OR NON-PROFIT
                              RESEARCH INSTITUTIONS

                                                                          (Date)



                                  IN DUPLICATE


To:

This is to (acknowledge receipt of your letter) (confirm our telephone conversation) in which you requested certain research materials developed in this laboratory be sent to you for scientific research purposes. The materials concerned, which belong to The Regents of the University of California/Lawrence Livermore National Laboratory (LLNL), are: _____________________________. While I cannot transfer ownership of these materials to you, I will be pleased to permit your use of these materials within your (university) (Non-Profit Research Institution) laboratory for (our cooperative) scientific research. However, before forwarding them to you, I would like your agreement that the materials will be received by you only for use in (our cooperative work) (scientific research), that you will bear all risk to you or any others resulting from your use, and that you will not pass these materials, their progeny or derivatives, on to any other party or use them for commercial purposes without the express written consent of The Regents of the University of California. You understand that no other right or license to these materials, their progeny or derivatives, is granted or implied as a result of our transmission of these materials to you.

These materials are to be used with caution and prudence in any experimental work, since all of their characteristics are not known.

As you recognize, there is a processing cost to us involved in providing these materials to you. We will bill you for our processing costs, which will amount
to $                      .

If you agree to accept these materials under the above conditions, please sign the enclosed duplicate copy of this letter, then have it signed by an authorized representative of your institution, and return it to me. Upon receipt of that confirmation I will forward the material(s) to you.

                              APPENDIX A - PAGE 3A

(Note: other paragraphs discussing the relevant literature, the nature of the work, hazards relating to materials to be sent, etc., may be appropriate. These will vary depending on the individual circumstances and the relationship between the two parties previously established. Be sure to retain signed copy when received and send a photocopy of the completed agreement to the University of California Patent Administrator, Patent Office, Systemwide Administration, 1320 Harbor Bay Parkway, Suite 150, Alameda, CA 94501.)


                                   Sincerely yours,


ACCEPTED:

     RESEARCH INVESTIGATOR


-------------------------
     Printed Name


-------------------------
     (Signature)


-------------------------
     Date


     RESEARCH UNIVERSITY OR
     NON-PROFIT INSTITUTION


-------------------------
     Printed Name


-------------------------
     (Signature)


-------------------------
     Date

                                    APPENDIX B

The INVENTORS listed below understand and agree to abide by the terms and conditions of Article 15 of the License Agreement between The Regents of the University of California and Amoco Technology Corporation effective October 4, 1989 and to instruct all relevant personnel working within their laboratory to act accordingly. Said paragraph reads, in part, as follows:


     15.1 The Regents agrees to instruct Dr. Joe W. Gray and Dr. Daniel Pinkel that when circulating replicable Background Biological Materials and replicable biological materials comprising Research Information that have not been released in an unrestricted manner to third parties to do so under the terms and conditions set forth in the Biological Material Transmission Letter attached hereto as Appendix A. The Regents expressly reserves the right to transfer replicable Background Biological Materials and replicable biological materials comprising Research Information as provided in this Paragraph 15.1 to Universities and nonprofit research organizations to the extent that such transfer does not compete with Licensee. The Regents shall inform Licensee of third party requests for biological materials and shall provide Licensee with a copy of the fully executed copy of the Biological Material Transmittal Letter. The Regents shall inform Licensee of comments, suggestions and information provided The Regents by recipients of biological material. Licensee shall not interfere with. The Regents efforts to bail these materials to third parties.

By  /s/ Joe W. Gray
   -------------------
     Joe W. Gray


Date 10/2/89
    ------------------

By /s/ Daniel Pinkel
  --------------------
     Daniel Pinkel


Date 9/29/89
     ------------------

                                   APPENDIX C


Mortimer Mendelsohn, Associate Director for Biomedical and Environmental Research of the Lawrence Livermore National Laboratory has read and approved the terms and conditions of the license agreement titled "License Agreement For Chromosome Analysis Technology with Chromosome-Specific Probes".



By  /s/ Mortimer Mendelsohn               Date   September 29, 1989
  ---------------------------------            ------------------------------
     Mortimer Mendelsohn
     Associate Director for Biomedical
       and Environmental Research

ADDENDUM TO LICENSE AGREEMENT FOR CHROMOSOME ANALYSIS TECHNOLOGY WITH CHROMOSOME-SPECIFIC PROBES BETWEEN AMOCO TECHNOLOGY COMPANY AND THE REGENTS OF THE UNIVERSITY OF CALIFORNIA DATED AUGUST 15, 1989 (US CASE NO. 85-187; 072889) PAGE 2, RECITALS, TOP OF PAGE.

DELETE:

"make, have made, use, and sell methods, processes, compositions of matter, and articles of manufacture as a research reagent for prenatal test subjects under Regents' Patent Right; and as a consequence such rights granted to Licensee hereunder are expressly subject to and limited by such preexisting rights of third party;"

INSERT:

     "WHEREAS, The Regents and another company have entered into a nonexclusive option agreement for a nonexclusive license to make, have made, use and sell methods, processes, compositions of matter, and articles of manufacture as a research reagent for prenatal test subjects under Regents' Patent Rights; and as a consequence such rights granted to Licensee hereunder are expressly subject to and limited by such preexisting rights of such third party;"

AMOCO TECHNOLOGY COMPANY                THE REGENTS OF THE
                                        UNIVERSITY OF CALIFORNIA

By /s/ Leonard V. Triggiani             By /s/ C.B. Wooten
  ---------------------------              ------------------------
     (Signature)                                  (Signature)

Name Leonard V. Triggiani                    Name C.B. Wooten
     ---------------------------                  ------------------

Title President                              Title Director; PTCO
      ---------------------------                  -----------------

Date 9/29/89                                 Date  10/4/89
     ---------------------------                  ------------------

                                                                  EXHIBIT 10.3a


                                     [LETTERHEAD]



October 6, 1989

Ms. Candace Voelker
University of California
Patent, Trademark and
  Copyright Office
1320 Harbor Bay Parkway
Suite 150
Alameda, California  94501

Re: License Agreement for Chromosome Analysis Technology
    with Chromosome-Specific Probes between Amoco Technology
    Corporation and The Regents of the University of California
    ---------------------------------------------------------------

Dear Ms. Voelker:

We are indeed pleased to learn that there are no significant problems with the License Agreement and that Amoco Technology Company will be receiving a fully executed copy shortly. In your conversation of October 5, 1989 with Mr. Anthony
J. Janiuk, you noted that on page 12 of the License Agreement, Paragraph 2.3(c), a reference to U.S. Patent 4,740,470 had been omitted.

Please accept our sincere apologies. Paragraph 2.3(c) should be modified to read as follows:

    c. It is not aware of anything which would be made, used, sold, or otherwise disposed of, performed, or played under any license granted herein that will constitute infringement of patents of third parties except for U.S. Patent No. 4,468,464 entitled "Process and Composition For Biologically Functional Molecular Chimeras" by S. Cohen, et al. and issued 28 August 1984, U.S. Patent No. 4,237,224 entitled "Process and Composition For Biologically Functional Molecular Chimeras" by S. Cohen, et al. and issued 2 December 1980, and U.S. Patent No. 4,740,470 entitled "Process and Composition For Biologically Functional Molecular Chimeras" by S. Cohen, et al. and issued 26 April, 1988;

We have provided duplicative originals of the present letter with signature of Dr. L.V. Triggiani below indicating Amoco Technology Company's agreement to the modification. If the Regents of the University of California agree to the modification, the present letter should be executed in duplicate by Mr. Carl Wooten or some other individual authorized by The Regents to effect modifications of this type.

Ms. Candace Voelker
October 6, 1989
Page 2


You may retain one copy of the present letter for your files. Please return one fully executed copy to me.

Turning now to the related Research Agreement, accompanying this letter is a check for two-hundred eighty-two dollars ($282.00). The check reflects the difference between what we sent to The Regents, $122,000, and the contract amount, $122,282. We also sincerely apologize for our error in drafting the original check.

If you have any further comments or questions, please do not hesitate to contact me.

Very truly yours,



/s/ Carl Orgell
Carl Orgell
Mail Code 1907

AJJ:vay

Enclosures

In witness whereof, both The Regents and The Licensee have executed this modification of the above identified License Agreement, Paragraph 2.3(c), in duplication originals, by their respective officers hereunto duly authorized, on the day and year hereinafter written.


AMOCO TECHNOLOGY COMPANY               THE REGENTS OF THE
                                       UNIVERSITY OF CALIFORNIA

By /s/ L. V. Triggiani                 By /s/ Carl B. Wootten
   ----------------------------           -------------------------

Name      L.V. Triggiani                    Name:  Carl B. Wooten
    --------------------------
Title: President                       Title:  Director-Patents, Trademark
     ----------------------------      and Copyright Office

Date: October 9, 1989                  Date: October 13, 1989
    -----------------------------           --------------------------

                                                                  EXHIBIT 10.3b


                         AMENDMENT TO LICENSE AGREEMENT FOR
                            CHROMOSOME ANALYSIS TECHNOLOGY
                           WITH CHROMOSOME-SPECIFIC PROBES
                                       BETWEEN
                     THE REGENTS OF THE UNIVERSITY OF CALIFORNIA
                                         AND
                               AMOCO TECHNOLOGY COMPANY


    THIS AMENDMENT is made and is effective this 1st day of July 1991 by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation having its statewide administrative offices at 300 Lakeside Drive, 22nd Floor, Oakland, California 94612-3550, hereinafter referred to as "The Regents", and AMOCO TECHNOLOGY COMPANY, a Delaware corporation having its office at 305 East Shuman Boulevard, Naperville, Illinois, 60563, hereinafter referred to as "Licensee".

                                       RECITALS

         WHEREAS, Licensee and The Regents entered into a license agreement effective August 15, 1989 having U.C. Agreement Control Number 89-03-0021, hereinafter referred to as "License Agreement", covering licensure to Licensee by The Regents of certain inventions generally characterized as FLUORESCENCE HYBRIDIZATION WITH CHROMOSOME-SPECIFIC PROBES, hereinafter collectively referred to as the "Invention", made in the course of research at the Lawrence Livermore National Laboratory (LLNL) by Joe W. Gray et al.;

         WHEREAS, Licensee and The Regents entered into a research agreement entitled RESEARCH AGREEMENT FOR THE DEVELOPMENT OF FLUORESCENCE HYBRIDIZATION WITH CHROMOSOME SPECIFIC PROBES, hereinafter referred to as "Research Agreement", effective August 15, 1989 for the purpose of developing the Invention under a cooperative arrangement funded in part by Licensee at LLNL under the direction of Principal Investigator, Joe W. Gray;

         WHEREAS, Licensee and The Regents entered into a second Research Agreement entitled MOLECULAR CYTOGENETICS IN MEDICINE AND BIOLOGY, hereinafter referred to as "Second Research Agreement" effective July 1, 1991 to expand the work to be performed under the First Research Agreement to include development of Repeat-Sequence Probes and Low-Complexity Probes as defined below and to perform research in human cancer diagnosis and prognosis; and

         WHEREAS, the purpose of this Amendment is to modify the License Agreement to provide for rights in inventions and


Amendment to License Agreement 1
discoveries made in the performance of work under the Second Research Agreement to be conveyed to Licensee.

    Now, therefore, in consideration of the foregoing and the mutual promises and covenants contained herein, the parties hereto agree as follows:

    1. Article 1 (DEFINITIONS) of the License Agreement shall be amended to include the following definitions:

         1.1 "Research Program" shall mean the research which is proposed in the Research Proposal entitled "A Proposal to Develop Fluorescence Hybridization with Chromosome-Specific Probes to Facilitate Cytogenetic Analysis" submitted by LLNL to Licensee and "Molecular Cytogenetics in Medicine and Biology" submitted under the Second Research Agreement by the University of California to Licensee. For the purposes of this License Agreement LLNL shall mean Lawrence Livermore National Laboratory for events and activities transpiring before July 1, 1991, and the University of California, San Francisco shall be substituted for LLNL for events and activities subsequent to July 1, 1991.

         1.3. "Research Agreement" shall mean the agreement entitled Research Agreement for the Development of Fluorescence Hybridization with Chromosome Specific Probes between The Regents and Licensee dated 15 August, 1989, and Research Agreement for Molecular Cytogenetics in Medicine and Biology dated July 1, 1991, for the conduct of Research under the Research Program and any extensions or renewals thereof, and incorporated herein by reference. In the event of any inconsistencies between the Research Agreement and this Agreement, the terms of this Agreement shall control.

         1.17 "Repeat-Sequence Probe" shall mean a low complexity (up to several tens of kb) collection of nucleic acid sequence. Repeat sequence probes are targeted to sequences that are repeated in the genome so that the target site is many times larger than the complexity of the probe.

         1.18 "High-Complexity Probe" shall mean a heterogeneous mixture of nucleic acid fragments, with a complexity of 40 kb or greater, that have selective hybridization capacity to the genomic region of interest.


Amendment to License Agreement 2

         1.19 "Low-Complexity Probe" shall mean a chromosome probe with selective hybridization capacity to a single-copy (or near single-copy) target in the genomic region of interest, and having a complexity of less than 40 kb.

    2. Subparagraph 2.2e of the License Agreement shall be replaced in its entirety with the following:

         The Regents own or are in the process of acquiring title to Regents' Patent Rights, which are subject to a nontransferable, nonexclusive, irrevocable paid-up license to practice or have practiced, such Regents' Patent Rights for or on behalf of the United States throughout the world, pursuant to 35 USC 202(c) (4) and which are subject to an exclusive license to make, use and sell methods, processes, and articles of manufacture covering High-Complexity Probes and compositions-of-matter comprising High-Complexity Probes expressly limited to clinical diagnostic testing in prenatal test subjects and a nonexclusive license to make, have made, use and sell methods, processes, and articles of manufacture covering High-Complexity Probes and compositions-of-matter comprising High-Complexity Probes as a research reagent for use in prenatal test subjects to one other company. No other rights have been granted.

    3.   Paragraph 3.2 shall be replaced in its entirety with the following:

         3.2       During the pendency of the outstanding rights described in
    2.2 (e) and during such period to the extent such outstanding rights have vested and have not been terminated, abandoned, disclaimed, or revoked or have not expired, the licenses set forth in Paragraph 3.1 supra shall be limited as follows:

         a. the right to make, have made, use and sell methods and processes, covering High-Complexity Probes and compositions-of-matter comprising High-Complexity Probes for clinical diagnostic testing or hereditary disease testing in prenatal subjects within the Field of Interest is expressly excluded from this Agreement.

         b. the right to make, have made, use and sell methods and processes covering High-Complexity Probes and compositions-of-matter comprising High-Complexity Probes as a research reagent for use in research including prenatal subjects within the Field of Interest shall be nonexclusive.


Amendment to License Agreement 3

         In the event the outstanding rights described in 2.2 (e) expire or after vesting are terminated, abandoned, disclaimed, or revoked, such license and right shall pass to Licensee under the grant of Paragraph
         3.1. In order to maintain such license and right, Licensee shall within ninety (90) days of obtaining such rights, fund additional research at LLNL, under terms and conditions consistent with the Research Funding Agreement in an amount not to exceed two hundred and fifty thousand dollars ($250,000.00) per year for a period of time not less than two years under a research program and scope of the research to be negotiated.

     4. As consideration for this Amendment, Licensee shall pay earned royalties to The Regents on all Products resulting from the Second Research Agreement as future patent rights specified in Paragraph 1.7e of the License Agreement at the royalty rate therein specified under Article 5. It is understood that at no additional minimum royalties are due from Licensee, beyond those presently specified in Paragraph 5.2 of the License Agreement.

    5. Unless otherwise terminated by operation of law or by the acts of the parties in accordance with the terms of the License Agreement, this Amendment shall be in force from the effective date recited on page one and for a term concurrent with the License Agreement.

    IN WITNESS WHEREOF, both the Regents and the Licensee have executed this Amendment, in duplicate originals, by their respective officers hereunto duly authorized, on the day and year hereinafter written.

AMOCO TECHNOLOGY COMPANY                    THE REGENTS OF THE UNIVERSITY
                                                 OF CALIFORNIA


By: /s/ L.V. Triggiani                 By: /s/ Carl B. Wootten
   ----------------------------            ---------------------------------

Name: L. V. Triggiani                  Name:  Carl B. Wootten

Title: President                       Title: Director--Patent
       Amoco Technology Company               Trademark and Copyright
                                              Office

Date: July 24, 1991                         Date: 7/25/91



Amendment to License Agreement 4

                                                                  EXHIBIT 10.3c


                      SECOND AMENDMENT TO LICENSE AGREEMENT FOR
                            CHROMOSOME ANALYSIS TECHNOLOGY
                           WITH CHROMOSOME-SPECIFIC PROBES
                                       BETWEEN
                     THE REGENTS OF THE UNIVERSITY OF CALIFORNIA
                                         AND
                               AMOCO TECHNOLOGY COMPANY


     This Second Amendment to the License Agreement is made and is effective this 15th day of April 1992 by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation having its statewide administrative offices at 300 Lakeside Drive, 22nd Floor, Oakland, California 94612-3550, hereinafter referred to as "The Regents", and AMOCO TECHNOLOGY COMPANY, a Delaware corporation having offices at 305 East Shuman Boulevard, Naperville, Illinois, 60563, hereinafter referred to as "Licensee".

                                       RECITALS

         WHEREAS, Licensee and The Regents entered into a license agreement effective August 15, 1989, having U.C. Agreement Control No.: 89-03-0021, amended on July 1, 1991 (Control No.: 89-03-0021), hereinafter referred to as
"License Agreement",   covering licensure to Licensee by The Regents of
certain inventions generally characterized as FLUORESCENCE HYBRIDIZATION WITH CHROMOSOME-SPECIFIC PROBES, hereinafter collectively referred to as the "Invention", made in the course of research at the Lawrence Livermore "Invention", National Laboratory (LLNL) by Joe W. Gray et al.;

         WHEREAS, Licensee and The Regents entered into a research agreement entitled RESEARCH AGREEMENT FOR THE DEVELOPMENT OF FLUORESCENCE HYBRIDIZATION WITH CHROMOSOME-SPECIFIC PROBES, hereinafter referred to as "First Research Agreement", effective August 15, 1989 and terminated on June 30, 1991, for the purpose of developing the Invention under a cooperative arrangement funded in part by Licensee at LLNL under the direction of Principal Investigator, Joe W. Gray;

         WHEREAS, Licensee and The Regents entered into a second research agreement entitled MOLECULAR CYTOGENETICS IN MEDICINE AND BIOLOGY, hereinafter referred to as "Second Research Agreement" effective July 1, 1991 to expand the work to be performed under the First Research Agreement to include development of Repeat-Sequence Probes and Low-Complexity Probes and to perform research in human cancer diagnosis and prognosis;

         WHEREAS, certain inventions were made in the course of research at LLNL and at the University of California, San Francisco campus (UCSF) and are specified in Subparagraphs 1.7n through 1.7s hereinafter collectively referred to as "New Inventions", relating to the subject matter of this Second Amendment to the License Agreement, as previously amended, and such New Inventions were made under funding provided by the U.S. Government but were not made with funding provided by Licensee under the Research Agreement;

         WHEREAS, certain inventions were made in the course of research at LLNL and at UCSF and are specified in Subparagraphs 1.7t through 1.7v, hereinafter referred to as

"Funded Inventions" and were made under funding provided in part by Licensee and in part by the U.S. Government;.

         WHEREAS, The Regents may elect to retain title to any inventions funded by the U.S. Government at any of its campuses; and if title is elected by The Regents, The Regents in turn grants back to the U.S. Government a non-transferrable, non-exclusive, irrevocable, royalty-free license to practice or have practiced, the invention for or on behalf of the United States throughout the world;

         WHEREAS, The Regents has elected to retain title to the New Inventions and Funded Inventions as specified in Paragraph 2.2c herein;

          WHEREAS, Licensee is desirous of acquiring exclusive licenses from The Regents to patent rights covering said New Inventions and Funded Inventions in Licensee's Field of Interest (defined in the License Agreement) with the intent of commercializing such New Inventions, Funded Inventions, and Products identified directly from their use;

          WHEREAS, The Regents is willing to amend the License Agreement to grant such exclusive licenses to Licensee for the patent rights covering the New Inventions and Funded Inventions to insure their commercialization and the commercialization of Products identified therefrom so that the benefits can be enjoyed by the general public; and

          WHEREAS, as of the effective date recited on page one of this Second Amendment to the License Agreement, the parties hereto have concluded, for their convenience, that a proper value of the material that identify Protected and Unprotected Derived Probe Products (defined below) be paid to The Regents on the Net Sales of Protected and Unprotected Derived Probe Products at a rate set forth herein.

    The parties agree as follows:

    1. Paragraph 1.4 (BACKGROUND BIOLOGICAL MATERIALS) shall be replaced in its entirety with the following:

         1.4  "Background Biological Materials" shall mean:

              a. biological materials developed prior to the effective date of this License Agreement by The Regents relating to in situ hybridization with chromosome-specific probes under the direction of Joe W. Gray at LLNL under Contract W-7405-ENG-48 between The Regents and United States Department of Energy (DOE). Background Biological Materials includes High-Complexity Probes and biological materials comprising a heterogeneous mixture of nucleic acid fragments, which fragments are derived from known chromosome types. The fragments have selective hybridization capacity to chromosomes of interest and are carried on plasmid constructs known as pBS-l, pBS-2, pBS-3, pBS -4, pBS-5, pBS-6, pBS-7, pBS-8, pBS-9, pBS-10,
                   pBS-ll, pBS-12, pBS-13, pBS-14,pBS-15, pBS-16, pBs-17,
                   pBS-18, pBS-l9, pBS-20, pBS-21, pB5-22, pBS-X and pBS-Y (nomenclature of LLNL).

              b. biological materials developed prior to the effective date of the Second Amendment to this License Agreement by the Regents relating to in situ hybridization with chromosome specific probes including High Complexity Probes, Low Complexity Probes and Repeat-Sequence Probes and biological materials comprising a heterogeneous mixture of nucleic acid fragments, which fragments are derived from known chromosome types. The fragments have selective hybridization capacity to the target of interest and were developed:

                   (i) under the direction of Joe. W. Gray at LLNL. Background Biological Materials include biological materials generally described as primers and as a heterogeneous mixture of nucleic acid fragments consisting of oligonucleotides, genomic DNA, and/or cDNA clones comprising highly specific Repeat-Sequence Probes that bind with interspersed and/or clustered repeat-sequences to the target of interest and include: Oligonucleotides (WYR2, WYR4, WYR5, WYR6, WYR7, WYR8, WYR9, WYR10, WA1, WA2,

                           WA8, WA9, WAll, WA12, W21R1, W21R2, JUN1); PCR Products (1548 [chromosome 9], 1555 [chromosome 9], 704 [chromosome 1], 197 [chromosome 3], 864 [chromosome 6], 1004 [chromosome 9], 630 [chromosome 10], 745 [chromosome 11], 865 [chromosome 18], 554
                           [chromosome 12], 712 [chromosome 8], 207 [chromosome 12], 208 [chromosome 12-biot], tubes 6,7,8 containing Y-chromosome specific fragments; 248 bp Y-chromosome-specific fragments; Bacterial clones (W21R2-13, W21R2-17, W21R2-20, W21R2-24 [chromosome
                           9], 8B/7-1 [chromosome 13/21], PCR Generated SAU 3A Libraries for Chromosomes 2,3,5 and 17 in PCR1000, pBS609-51 [chromosome 10], 680TA-17 [chromosome 7], pBS124Y-7 [Y chromosome]); Other DNA's and labeled probes, such as nick translated probes etc. (FITC-, TRITC-and AMCA-labeled nick translation products from Imagenetics Y-specific DNA, biotinylated pBS609-51 [chromosome 10] (nomenclature of UCSF);

                   (ii) under the direction of John Murnane at UCSF. Background Biological Materials include biological materials generally described as comprising a heterogenous mixture of nucleic acid fragments consisting of genomic DNA and/or cDNA clones of the ATDC gene located at chromosome position 11q23 and are carried on genetic constructs consisting of cosmid clones K1, K41, 3-1 and 4-1 (nomenclature of UCSF);

                   (iii) under the direction of Timothy Meeker at UCSF. Background Biological Materials include biological materials generally described as comprising a heterogeneous mixture of nucleic acid fragments consisting of genomic DNA and/or cDNA clones of the BCL-1 gene located at chromosome position 11ql3 and are carried on genetic constructs consisting of plasmids, phages and cosmids know as BCL-1 (nomenclature of UCSF);

    2. Paragraph 1.5 (BACKGROUND INFORMATION) shall be replaced in its entirety with the following:

         1.5 "Background Information" shall mean

              a. all technical data, processes, methods, inventions, Background Biological Materials, equipment, instruments, apparatuses, devices, and articles of manufacture developed or acquired prior to August 15, 1989 (to the extent that such Background information may be revealed to Licensee) by The Regents relating to IN SITU hybridization with chromosome specific probes under the direction of Joe W. Gray at LLNL under Contract W-7405-ENG-48 between the United States Department of Energy (DOE) and The Regents. Background information does not include computer software, information management systems, or equipment comprising a cell sorter or component part(s) thereof. Under this Agreement, there shall be no transfer of the physical possession of equipment, instruments, apparatuses, devices, articles of manufacture or component part(s) thereof or intellectual property rights to computer software, information management systems or equipment comprising a cell sorter or component part(s) thereof that are not covered by Regents' Patent Rights.

              b. all technical data, processes, methods, inventions, Background Biological Materials, equipment, instruments, apparatuses, devices, and articles of manufacture developed or acquired prior to the effective date of the Second Amendment to this License Agreement (to the extent that such Background Information may be revealed to the Licensee) by The Regents relating to the New Inventions set forth under Subparagraphs 1.7n through 1.7q under the direction of Joe W. Gray at LLNL. Background Information does not include computer software, information management systems, or equipment comprising a cell sorter or component part(s) thereof. Under this Agreement, there shall be no transfer of physical possession of equipment, instruments, apparatuses, devices, articles of manufacture or component part(s) thereof or intellectual property rights to computer software, information management systems or equipment comprising a cell sorter or component part(s) thereof that are not covered by Regents' Patent Rights.

              c. all technical data, processes, methods, inventions, Background Biological Materials, equipment, instruments, apparatuses, devices, and articles of manufacture developed or acquired prior to the Second Amendment to this License Agreement (to the extent that such Background Information may be revealed to the Licensee) by The Regents relating to the New Inventions set forth under Subparagraph 1.7r under the direction of John

                   Murnane at UCSF. Background Information does not include computer software, information management systems, or equipment comprising a cell sorter or component part(s) thereof. Under this Agreement, there shall be no transfer of physical possession of equipment, instruments, apparatuses, devices, articles of manufacture or component part(s) thereof or intellectual property rights to computer software, information management systems or equipment comprising a cell sorter or component part(s) thereof that are not covered by Regents' Patent Rights.

              d. all technical data, processes, methods, inventions, Background Biological Materials, equipment, instruments, apparatuses, devices, and articles of manufacture developed or acquired prior to the Second Amendment to this License Agreement (to the extent that such Background Information may be revealed to the Licensee by The Regents relating to the New Inventions set forth under Subparagraph 1.7s under the direction of Timothy Meeker at UCSF. Background Information does not include computer software, information management systems, or equipment composing a cell sorter or component part(s) thereof. Under this Agreement, there shall be no transfer of physical possession of equipment, instruments, apparatuses, devices, articles of manufacture or component part(s) thereof or intellectual property rights to computer software, information management systems or equipment comprising a cell sorter or component part(s) thereof that are not covered by Regents' Patent Rights.

    3. Paragraph 1.6 (RESEARCH INFORMATION) shall be replaced in its entirety with the following:

         1.6 "Research Information" shall mean technical data, processes, methods, inventions, compositions-of-matter, and biological materials (including but not limited to High-Complexity Probes, Low-Complexity Probes and/or Repeat-Sequence Probes), equipment, instruments, apparatuses, devices, articles of manufacture or component part(s) thereof developed under or resulting from the performance of Research under the Research Agreement and improvements thereof, except for improvements on new subject matter not funded by Licensee. There shall be no creation or development of computer software or information management systems in the performance of Research under the First Research Agreement and there shall be no transfer of the physical possession of equipment, instruments, apparatuses, devices, articles of manufacture or component part(s) thereof comprising Research Information.

    4. Paragraph 1.7 (REGENTS' PATENT RIGHTS) shall be replaced in its entirety by the following:

              1.7 "Regents' Patent Rights" shall mean all U.S. and foreign patents and patent applications, including any reissues, extensions, continuations, divisions, and continuations-in-part (to the extent that such continuations-in-part are dependent upon the parent case and subject matter arising out of the Research Agreement) based on inventions and improvements thereof arising out of Background Information or Research Information including:

                   a. Pending U.S. Patent Application Serial No.: 819,314 (UC Case No.: 85-157-1) entitled "Method and Compositions for Chromosome Specific Staining", by Joe W. Gray and Daniel Pinkel filed 16 January 1986 and assigned to The Regents, abandoned in favor of U.S. Patent Application Serial No.: 382,094 (UC Case No.: 85-157-5);

                   b.      U.S. Patent Application Serial No.: 937,793 (UC Case
                           No.: 85-157-2) entitled "Methods and Compositions for Chromosome Specific Staining" by Joe W. Gray and Daniel Pinkel filed 4 December 1986 and assigned to The Regents, a continuation-in-part application of U.S. Serial No.: 819,314 (UC Case No.: 85-157-1),
                           abandoned in favor of US Application Serial No.:
                           627,707 (UC Case No.: 85-157-9);

                   c. U.S. Patent Application Serial No.: 934,188 (UC Case No.: 85-157-3) entitled "Method of Preparing and Applying Single Stranded DNA Probes to Double Stranded Target DNAs, by Joe W. Gray and Daniel Pinkel filed 24 November 1986 and assigned to The Regents, abandoned in favor of U.S Patent No.:
                           5,028,525 (UC Case No.: 85-157-8);

                   d.      U.S. Patent Application Serial No.: 444,669 (UC Case
                           No.: 85-157-4) entitled "Method for Determining Aneuploidy in Fetal Cells from Maternal Blood Samples" by Joe W. Gray and Daniel Pinkel filed 1 December, 1989 and assigned to The Regents, a continuation-in-part application of U.S. Patent Application Serial No.: 937,793 (UC Case No.:
                           85-157-2),

                   e.      U.S. Patent Application Serial No.: 382,094 (UC Case
                           No.: 85-157-5) entitled "Methods and Compositions for Chromosome-Specific Staining", by Joe W. Gray and Daniel Pinkel filed 19 July, 1989 and assigned to
                           The Regents, a file-wrapper-continuation of U.S. Patent Application Serial No.: 819,314(UC Case No.:
                           85-157-1).

                   f.      U.S. Patent Application Serial No.: 497,098 (UC Case
                           No.: 85-157-6) entitled "Chromosome-Specific Staining to Detect Genetic Rearrangements" by Joe W. Gray, Daniel Pinkel and Douglas Tkachuk, filed 20 March 1990 and assigned to The Regents, a continuation-in-part application of U.S. Patent Application Serial No.: 446,669 (UC Case No.:
                           85-157-4);

                   g.      U.S. Patent Application Serial No.: 537,305 (UC Case
                           No.: 85-157-7) entitled "Chromosome Specific Staining to Detect Genetic Rearrangements" by Joe W. Gray, Daniel Pinkel and Douglas Tkachuk filed 12 June 1990 and assigned to The Regents, a continuation-in-part-application of U.S. Patent Application Serial No.: 497,098 (UC Case No.:
                           85-176-6).

                   h.      U.S Patent No.: 5,028,525 (UC Case No.: 85-157-8)
                           entitled "Method of Preparing and Applying Single Stranded DNA Probes to Double Stranded Target DNAs In Situ", by Joe Gray and Daniel Pinkel filed 26 June 1990 and assigned to The Regents, issuing from a continuation application of Patent Application Serial No.: 934,188 (UC Case No.: 85-157-3);

                   i.      U.S. Patent Application Serial No.: 627,707 (UC Case
                           No.: 85-157-9) entitled "Methods and Compositions for Chromosome-

                           Specific Staining) by Joe W. Gray and Daniel Pinkel filed 14 December 1990 and assigned to The Regents, a continuation application of U.S. Patent Application Serial No.: 937-793 (UC Case No.:
                           85-157-2);

                   j.      U.S. Patent Application Serial No.: 659,974 (UC Case
                           No.: 85-157-A entitled "Chromosome-Specific Staining to Detect Genetic Rearrangements" by Joe W. Gray, Daniel Pinkel, Anne Kallioniemi, Masara Sakamoto, and Olli-Pekka Kallioniemi filed 22 February 1991 and assigned to The Regents, a continuation-in-part application of U.S. Patent Application Serial No.:
                           537-305 (UC Case No.: 85-157-7),

                   k.      U.S. Patent Application Serial No.: 670,242 (UC Case
                           No.: 85-157-B) entitled "Chromosome-Specific Staining to Detect Genetic Rearrangements" by Joe W. Gray, Daniel Pinkel, Anne Kallioniemi, Masara Sakamoto, and Olli-Pekka Kallioniemi filed 14 March 1991 and assigned to The Regents, a continuation-in-part application of U.S. Patent Application Serial No.:
                           659,974 (UC Case No.: 85-157-A);

                   1.      U.S. Patent Application Serial No.: 721,236 (UC
                           Case No.: 91-155-2) entitled "Linker
                           Chromosome-Specific Painting Probes" by Joe W. Gray, Daniel Pinkel, Douglas Tkachuk and Dan Johnson filed 27 June, 1991 and assigned to The Regents and separately to the University of Miami, a continuation-in-part application of Patent Application Serial No.: 659,974 (UC Case No.:
                           85-157-A)

                   m.      U.S. Patent Application Serial No.: 743,524 (UC Case
                           No.: 91-155-3) entitled "Linker Chromosome-Specific Painting Probes and Painting Therewith" by Joe W. Gray, Daniel Pinkel, Douglas Tkachuk and Dan
                           Johnson filed 9 August, 1991 and assigned to The Regents and separately to the University of Miami, a continuation-in-part application of Patent Application Serial No.: 721,236 (UC Case No.:
                           91-155-2);

                   n.      U.S. Patent Application Serial No.: 594,922 (UC Case
                           No.: 89-269-1) entitled "Y Specific Nucleic Acid Probe and Diagnostic Method for Determining Fetal Gender from Maternal Blood Samples" by Heinz-Ulrich
                           G. Weier et al., filed 10 October, 1990 and assigned to The Regents;

                   o.      U.S. Patent Application Serial No.: 683,441 (UC Case
                           No.: 89-263-1) entitled "Repeat Sequence Chromosome Specific Nucleic Acid Probes" by Heinz-Ulrich G. Weier et al., filed 9 April, 1991 and assigned to The Regents;

                   p.      U.S. Patent Application Serial No.: 594,921 (UC Case
                           No.: 90-249-1) entitled "Y Chromosome Specific Nucleic Acid Probe and Method for Identifying the Y Chromosome In Situ" by Dr. Joe Gray et al., filed 10 October, 1990 and assigned to The Regents;

                   q. Any future patent application describing any invention disclosed under UC Case No.: 91-196 entitled "Specific Oglionucleotide to Stain the Centromeric Region of Human Chromosomes" by Heinz-Ulrich G. Weier et al;

                   r. Any patent application describing any invention disclosed under UC Case No.: 91-077 entitled "Probe for AT Genes" by John Murnane et al;

                   s. Any patent application describing any invention disclosed under UC Case No.: 91-210 entitled "Human Oncogene Probes" by Timothy Meeker et al;

                   t. Any patent application describing any invention disclosed under UC Case No.: 92-005 entitled "Gene Probes" by Daniel Pinkel et al;

                   u. Any patent application describing any invention disclosed under UC Case No.: 92-006 entitled "B/B -erb-B2" by Daniel Pinkel et al;

                   v.      U.S. Patent Application Serial No.: 776,550 (UC Case
                           No.: 91-053) entitled "Simultaneous In-Situ
                           Hybridization and Cell Proliferation Analyses" by Joe W. Gray, Daniel Pinkel and Frederick Waldman filed 1 October, 1991 and assigned to The Regents;

                   w. Any future patent rights to subject matter claimed in or covered by a patent application(s) covering any invention arising in the performance of work under the Research Agreement and elected by Licensee under the provisions of Article VIII of the Research Agreement.

                   x. U.S. Patent Application Serial No.: ____________ (UC Case No.: 85-157-C) entitled "Method for Determining Aneuploidy in Fetal Cells from Maternal Blood Samples" by Joe W. Gray and Daniel Pinkel filed, 2 April, 1992 and assigned to The Regents, a continuation of U.S. Patent Application Serial No.:
                           444,669 (UC Case No.: 85-157-4)

    5. Paragraph 1.8 (PROTECTED COMPOSITION PRODUCTS) shall be replaced in its entirety with the following:

         1.8 "Protected Composition Products" shall mean kits, reagents and compositions (including, but not limited to, High-Complexity Probes, Low-Complexity Probes, and/or Repeat-Sequence Probes), or the performance of a process or method, or such kits, reagents, or compositions produced by processes or methods, falling within the scope of one or more claims of Regents' Patent Rights during the term of the patent grant, in such countries in which such claim or claims have issued, and have not expired, been abandoned, disclaimed or found invalid or unenforceable.

    6. Paragraph 1.9 (UNPROTECTED COMPOSITION PRODUCTS) shall be replaced in its entirety with the following:

         1.9 "Unprotected Composition Products" shall mean kits, reagents, and compositions (including but not limited to, High-Complexity Probes, Low-Complexity Probes and/or Repeat Sequence Probes) or the performance of processes or methods, or kits, reagents, or compositions produced by processes or methods, which are not Protected Compositions Products; i) falling within the scope of one or more pending claims of Regents' applications identified in Subparagraph 1.7a through Subparagraph 1.7d as originally filed and set forth in Schedule A, incorporated by reference herein; or ii) falling within the scope of one or more pending claims of Regents' applications identified in Subparagraph 1.7e through Subparagraph 1.7x; during the period and in such countries in which such claim or claims have not issued and are pending, and have not expired, been abandoned, disclaimed, or found invalid or unenforceable, such period not to exceed five years from the effective date of this Agreement, or five years from the date in which substantially the same subject matter (set forth in i and ii immediately above) is first introduced in a patent application in each country that such patent application is filed, whichever is longer.

    7. Paragraph 1.11 (UNPROTECTED INSTRUMENT PRODUCTS) shall be replaced in its entirety with the following:

         1. 11 "Unprotected Instrument Products" shall mean equipment, instruments, apparatuses, devices, articles of manufacture or component part(s) thereof or equipment, instruments, apparatuses, devices, articles of manufacture or component part(s) thereof produced by processes or methods, which are not Protected Instrument Products;
         i) falling within the scope of one or more pending claims of Regents' Patent Rights identified in Subparagraph 1.7a.-d. as originally filed and set forth in Schedule A, incorporated by reference herein; or ii) falling within the scope of one or more pending claims of

         Regents' applications identified in Subparagraph 1.7e through Subparagraph 1.7x; during the period and in such countries in which such claim or claims have not issued and are pending, and have not expired, been abandoned, disclaimed, or found invalid or unenforceable, such period not to exceed five years from the effective date of this Agreement, or five years from the date in which substantially the same subject matter (set forth in i and ii immediately above) is first introduced in a patent application in each country that such patent application is filed, whichever is longer.

    8. Paragraph 1.17 (REPEAT-SEQUENCE PROBES) shall be replaced in its entirety with the following:

         1.17 "Repeat-Sequence Probes" shall mean a heterogeneous mixture of nucleic acid fragments comprising highly specific chromosome Repeat-Sequence Probes that bind with interspersed and/or clustered sequences that are repeated in the genome so that the target site is many times larger than the complexity of the probe.

    9. Paragraph 1.18 (HIGH-COMPLEXITY PROBES) shall be replaced in its entirety with the following:

         1.18 "High Complexity Probe" shall mean a heterogeneous mixture that contains labeled nucleic acid fragments that are substantially complementary to targeted unique sequence regions of complexity of at least 35 kilobases (kb) on one or more specific chromosomes, one or more specific subsets of chromosomes, or one or more specific sub-regions of specific chromosomes which mixture either is substantially free of repetitive nucleic acid sequences or contains sufficient unlabeled repetitive nucleic acid sequences to inhibit substantial binding of the labeled repetitive nucleic acid sequences to repetitive nucleic acid sequences in said chromosomes, said subsets of chromosomes or said sub-regions of chromosomes such that the targeted sequences bind sufficiently more labeled probe during in situ hybridization than non-targeted sequences so that they can be detected and distinguished from non-targeted sequences whether the targeted sequences are present at copy numbers that are normal for haploid or diploid cells or are present at higher copy numbers.

    10. Paragraph 1.19 (LOW-COMPLEXITY PROBES) shall be replaced in its entirety with the following:

         1.19 "Low-Complexity Probe" shall mean a heterogeneous mixture of nucleic acid fragments that have selective hybridization capacity to a single-copy (or near single-copy) target in the genomic region of interest, and having a complexity of less than 35 kb.

    12. Article 1 (DEFINITIONS) shall be further amended to include the following definitions:

         1.20 "Protected Derived Probe Products" shall mean kits, reagents, or compositions both a) comprising a chromosome probe, DNA sequence, or fragment thereof, or any other material produced through any method, including but not limited to chemical synthesis, whereby said kits, reagents or compositions were identified using any material or maternal fragment, or any material or material fragment produced by any process or method and b) falling within the scope of one or more claims under Regents' Patent Rights during the term of the patent grant, in such countries in which such claim or claims have issued, and have not expired, been abandoned, disclaimed, or found invalid or unenforceable.

         1.21 "Unprotected Derived Probe Products" shall mean kits, reagents and compositions both a) comprising a chromosome probe, DNA sequence or fragment thereof, or any other material produced through any method, including but not limited to chemical synthesis, whereby said kits, reagents and compositions were identified using any material or material fragment, or any material or material fragment produced by any process or method and b) falling within the scope of one or more pending claims of Regents' Patent Rights during the period and in such countries in which such claim or claims have not issued and are pending, and have not expired, been abandoned, disclaimed, or found invalid or unenforceable, such period not to exceed five (5) years from the effective date of the Second Amendment to this License Agreement, or for five (5) years from the date in which a first patent application covering the material used, or any material produced by processes or methods used, to identify such Unprotected Derived Probe Product, is introduced in each country that such patent application is filed, whichever is longer.

    12. Paragraph 1.12 (PRODUCTS) shall be replaced in its entirety as follows:

         1.12 Products shall mean Protected Composition Products, Unprotected Composition Products, Protected Instrument Products, Unprotected Instrument Products, Protected Derived Probe Products, and Unprotected Derived Probe Products.

    13. Paragraph 2.2 (REPRESENTATIONS AND WARRANTS) shall be replaced in its entirety with the following:

         2.2  The Regents represents and warrants the following:

              a. Regents' Patent Rights were developed under Contract W-7405-ENG-48 between The Regents and the United States Department of Energy (DOE) and from grants provided by other U.S. Government agencies and with additional funding and assistance from a third party(s) as well as by Licensee;

              b. Pursuant to the terms of Contract W-7405-ENG-48 and PL96-517, as amended, title to Regents' Patent Rights rests in the U.S. Government without action on the Regents' part to acquire or retain title;

              c. The Regents has petitioned the DOE for a waiver of rights which has been granted or has elected to retain title to an invention covered by Regents' Patent Rights as summarized below:

                   i. Pending U.S. Patent Application Serial No.: 819,314 (UC Case No.: 85-157-1) entitled "Method and Compositions for Chromosome Specific Staining" by Joe W. Gray and Daniel Pinkel, filed 16 January 1986 and assigned to The Regents, waiver applied for 30 June 1986 and waiver granted November 23, 1987;

                   ii.     U.S. Patent Application Serial No.: 937,793 (UC Case
                           No.: 85-157-2) entitled "Methods and Compositions for Chromosome Specific Staining" by Joe W. Gray and Daniel Pinkel, filed 4 December 1986 and assigned to The Regents, waiver applied for June 30, 1986 and waiver granted November 23, 1987

                   iii.    U.S. Patent Application Serial No.: 934,188 (UC Case
                           No.: 85-157-3) entitled "Method of Preparing and Applying Single Stranded DNA Probes to Double Stranded Target DNAs" by Joe W. Gray and Daniel Pinkel, filed 24 November 1986 and assigned to The Regents, waiver applied for August 18, 1986 and waiver granted October 8, 1987;

                   iv.     U.S. Patent Application Serial No.: 444,669 (UC
                           Case No.: 85-157-4) entitled "Method for Determining Aneuploidy in Fetal Cells from Maternal Blood Samples" by Joe W. Gray and Daniel Pinkel, filed 1 December, 1989 and assigned to The Regents, waiver granted November 23, 1987;

                   v.      U.S. Patent Application Serial No.: 382,094 (UC Case
                           No.: 85-157-5) entitled "Methods and Compositions for Chromosome-Specific Staining" by Joe W. Gray and Daniel Pinkel, filed 19 July, 1989 and assigned to The Regents, waiver applied for June 30, 1986 and waiver granted November 23, 1987;

                   vi.     U.S. Patent Application Serial No.: 497,098 (UC Case
                           No.: 85-157-6) entitled "Chromosome-Specific
                           Staining to Detect Genetic Rearrangements" by Joe W. Gray, Daniel Pinkel and Douglas Tkachuk, filed 20 March 1990 and assigned to The Regents, elected April 30, 1990;

                   vii.    U.S. Patent Application Serial No.: 537,305 (UC Case
                           No.: 85-157-7) entitled "Chromosome Specific
                           Staining to Detect Genetic Rearrangements" by Joe W. Gray, Daniel Pinkel and Douglas Tkachuk, filed 12 June 1990 and assigned to The Regents, elected November 27, 1990;

                   viii.   U.S Issued Patent No.: 5,028,525 (UC Case No.:
                           85157-8) entitled "Method of Preparing and Applying Single Stranded DNA Probes to Double Stranded Target DNA's in Situ" by Joe Gray and Daniel Pinkel, filed 26 June 1990 and assigned to The Regents, elected November 27, 1990;

                   ix.     U.S. Patent Application Serial No.: 627,707 (UC Case
                           No.: 85-157-9) entitled "Methods and Compositions for Chromosome-Specific Staining" by Joe W. Gray and Daniel Pinkel, filed 14 December 1990 and assigned to The Regents, waiver applied for August 18, 1986 and waiver granted October 8, 1987;

                   x.      U.S. Patent Application Serial No.: 659,974 (UC Case
                           No.: 85-157-A) entitled "Chromosome-Specific
                           Staining to Detect Genetic Rearrangements" by Joe W. Gray, Daniel Pinkel, Anne Kallioniemi, Masara Sakamoto, and Olli-Pekka Kallioniemi, filed 22 February 1991 and assigned to The Regents, elected March 27, 1991;

                   xi.     U.S. Patent Application Serial No.: 670,242 (UC Case
                           No.: 85-157-B) entitled "Chromosome-Specific
                           Staining to Detect Genetic Rearrangements" by Joe W. Gray, Daniel Pinkel, Anne Kallioniemi, Masara Sakamoto, and Olli-Pekka Kallioniemi, filed 14 March 1991 and assigned to The Regents, elected February 25, 1992;

                   xii.    U.S. Patent Application Serial No.: 721,236 (UC
                           Case No.: 91-155-2) entitled "Linker
                           Chromosome-Specific Painting Probes" by Joe W. Gray, Daniel Pinkel, Douglas Tkachuk and Don Johnson, filed 27 June, 1991 and assigned to The Regents and separately to the University of Miami, elected March 16, 1992.

                   xiii. U.S. Patent Application Serial No.: 743,524 (UC Case No.: 91-155-3) entitled "Linker Chromosome-Specific Painting Probes and Painting Therewith" by Joe W. Gray, Daniel Pinkel, Douglas Tkachuk and Don Johnson, filed 9 August, 1991 and assigned to The Regents and separately to the University of Miami, elected March 16, 1992;

                   xiv.    U.S. Patent Application Serial No.: 594,922 (UC Case
                           No.: 89-269) entitled "Y Specific Nucleic Acid Probe and Diagnostic Method for Determining Fetal Gender from Maternal Blood Samples" by Heinz-Ulrich G. Weier et al., filed 10 October, 1990 and assigned to The Regents, elected September 26, 1989;

                   xv.     U.S. Patent Application Serial No.: 683,441 (UC Case
                           No.: 89-263) entitled "Repeat Sequence Chromosome Specific Nucleic Acid Probes" by Heinz-Ulrich G. Weier et al., filed 9 April, 1991 and assigned to The Regents elected November 19, 1990;

                   xvi.    U.S. Patent Application Serial No.: 594,921 (UC Case
                           No.: 90-249) entitled "Y Chromosome Specific Nucleic Acid Probe and Method for Identifying the Y Chromosome in Situ" by Dr. Joe Gray et al., filed 10 October, 1990 and assigned to The Regents, waiver applied for September 26, 1989, not yet granted;

                   xvii. Any patent application describing any invention disclosed under UC Case No.: 91-196 entitled "Specific Oglionucleotide to Stain the Centromeric Region of Human Chromosomes" by Heinz-Ulrich G. Weier et al., and assigned to The Regents; elected March 18, 1992;

                   xviii. Any patent application describing any invention disclosed under UC Case No.: 91-077 entitled " Probe for AT Genes" by John Murnane et al., and assigned to The Regents, elected October 1, 1991;

                   xix. U.S. Patent Application Serial No.: 776,550 (UC Case No.: 91-053) entitled "Simultaneous In-Situ Hybridization and Cell Proliferation Analyses" by Joe W. Gray, Daniel Pinkel and Frederick Waldman, filed 1 October, 1991 and assigned to The Regents, elected March 28, 1991;

                   xx. Any patent application describing any invention disclosed under UC Case No.: 91-210 entitled "Human Oncogene Probes" by Timothy Meeker, and assigned to The Regents, to be elected by The Regents;

                   xxi. Any patent application describing any invention disclosed under UC Case No.: 92-005 entitled "Gene Probes" by Daniel Pinkel et al., and assigned to The Regents, elected 2/24/92;

                   xxii. Any patent application describing any invention disclosed under UC Case No.: 92-006 entitled "C-erb-B2" by

                           Daniel Pinkel et al., and assigned to
                           The Regents, to be elected by The Regents;

                   xxiii. U.S. Patent Application Serial No.:________________ (UC Case No.: 85-157- C) entitled "Method for Determining Aneuploidy in Fetal Cells from
                           Maternal Blood Samples" by Joe W. Gray and Daniel Pinkel, filed 2 April, 1992 and assigned to The Regents.

              d. The list of patent and patent applications identified in subparagraph 1.7a. through subparagraph 1.7x is a complete list of Regents' Patent Right arising at LLNL and UCSF, and that there are no other patents or patent applications at LLNL covering inventions made under the direction of Joe Gray which may comprise Background Biological Materials and Background Information;

              e. The Regents own or are in the process of acquiring title to Regents' Patent Rights, which are subject to a nontransferable, nonexclusive, irrevocable paid-up license to practice or have practiced, such Regent's Patent Rights for or on behalf of the United States throughout the world, pursuant to 35 USC 202(c) (4) and which are subject to an exclusive license to make, use and sell methods, processes, articles of manufacture covering High-Complexity Probes and compositions-of-matter comprising High-Complexity Probes expressly limited to clinical diagnostic testing in prenatal test subjects and a nonexclusive license to make, have made, use and sell methods, processes and articles of manufacture covering High-Complexity Probes and compositions of matter comprising High-Complexity Probes as a research reagent for use in prenatal test subjects granted to one other company. No other rights have been granted.

    14. Paragraph 3.2 (GRANT) shall be replaced in its entirety with the following:

         3.2 During the pendency of the outstanding rights described in 2.2 (e) to one other company and during such period to the extent such outstanding rights have vested and have not been terminated, abandoned, disclaimed, or revoked or have not expired, the licenses set forth in Paragraph 3.1 above shall be limited as follows:

              a. the right to make, have made, use and sell methods and processes, covering High-Complexity Probes and compositions-of-matter comprising High-Complexity Probes for clinical diagnostic testing or hereditary disease testing in prenatal subjects within the Field of Interest is expressly excluded from this Agreement.

              b. the right to make, have made, use and sell methods and processes covering High-Complexity Probes and compositions-of-matter comprising High-Complexity Probes as a research reagent for use in research including prenatal subjects within the Field of Interest shall be nonexclusive.

         In the event the outstanding rights described in 2.2(e) to said one other company expire or after vesting are terminated, abandoned, disclaimed, or revoked, Licensee shall be permitted to acquire, at its option, such license and right under the same terms and conditions as such license and right were granted to said one other company. Licensee shall have ninety (90) days following its receipt of said terms and conditions in writing to exercise its option. In addition,, in order to maintain such license and right, Licensee shall within ninety (90) days of obtaining such rights, fund additional research at LLNL, under terms and conditions consistent with the Research Agreement in the amount of Two Hundred and Fifty Thousand Dollars ($250,000) per year for a period of time not less than two years under a research program to be negotiated.

    15. Paragraph 3.3 (GRANT) shall be replaced in its entirety with the following:

         3.3. The licenses granted in Paragraph 3.1 of this Agreement are subject to Contract W-7405-ENG-48 between The Regents and the DOE, PL 96-517 as amended, and subject to the limitations set forth in this Agreement.

    16. The Regents and Licensee agree that U. S. Patent Application Serial No. 721,236 (UC Case No. 91-155-2)) filed June 27, 1991 (Subparagraph 1.71) and
U.S. Patent Application Serial; No. 743,524 (UC Case No. 91-155-3) filed August 9, 1991 (Subparagraph 1.7m) and any corresponding foreign patent applications and any patents issuing therefrom within Regents' Patent Rights are exempt from the provisions of Article 6 (Due Diligence). In addition, Licensee will pay The Regents the costs reasonably incurred by The Regents in resolving issues as to inventorship and title to said patent applications and patents, and in obtaining the assignment from the University of Miami of its full right, title and interest in said patent applications and patents issuing therefrom.

    17. Paragraph 15.1 (MAINTENANCE OF BIOLOGICAL MATERIALS) shall be replaced in its entirety. as follows:


         15.1 The Regents agrees to instruct Dr. Joe W. Gray, Dr. Daniel Pinkel, Dr. Heinz-Ulrich Weier, Dr. John Murnane and Dr. Timothy Meeker that when circulating replicable Background Biological Materials and replicable biological materials comprising Research Information that has not been released in an unrestricted manner to third parties to do so under the terms and conditions set forth in the Biological Material Transmission Letter attached hereto as Appendix A. The Regents expressly reserves the right to transfer replicable Background Biological Materials and replicable biological materials comprising Research Information as provided in this Paragraph 15.1 to Universities and nonprofit research organizations to the extent that such transfer does not compete with Licensee. The Regents shall inform Licensee of third party requests for biological materials and shall provide Licensee with a copy of the fully executed copy of the Biological Material Transmittal Letter. The Regents shall inform Licensee of comments, suggestions and information provided The Regents by recipients of biological material. Licensee shall not interfere with The Regents efforts to bail these materials to third parties.

    18. As partial consideration for this Second Amendment to the License Agreement, Paragraph 5.1 shalt be replaced in its entirety with the following:

         5.1 As consideration for this license, Licensee shall pay or cause to be paid to The Regents an earned royalty in the following manner:

              a Licensee shall pay or cause to be paid to The Regents a royalty of four percent (4.0%) of Net Sales on Unprotected Composition Products.

              b Licensee shall pay or cause to be paid to The Regents a royalty of four percent (4.0%) of Net Sales on Protected Composition Products.

              c Licensee shall pay or cause to be paid to The Regents a royalty rate of two percent (2%) of Net Sales on Unprotected Instrument Products.

              d Licensee shall pay or cause to be paid to The Regents a royalty rate of three and one-half percent (3.5%) of Net Sales on Protected Instrument Products.

              e Licensee shall pay or cause to be paid to The Regents a royalty of four percent (4%) of Net Sales on Protected Derived Probe Products.

              f Licensee shall pay or cause to be paid to The Regents a royalty of four percent (4%) of Net Sales on Unprotected Derived Probe Products.

         The Regents and Licensee agree that in no case shall Licensee be obligated to pay to The Regents a royalty rate greater than four percent (4%) of Net Sales for Protected Derived Probe Products or Unprotected Derived Probe Products.

    19. As further consideration for this Second Amendment to the License Agreement, Licensee agrees to pay The Regents a license issue fee of Ninety-Five Thousand Dollars ($95,000) as follows:

         a Licensee agrees to pay The Regents Fifty Thousand Dollars ($50,000) within ten working days of the day this Second Amendment to the License Agreement is fully executed; and

         b    Forty-Five Thousand Dollars ($45,000) on or before January 15,
              1993.

    20. Unless otherwise terminated by operation of law or by the acts of the parties in accordance with the terms of the License Agreement, this Second Amendment to the License Agreement shall be in force from the effective date recited on page one and for a term concurrent with the License Agreement.

    IN WITNESS WHEREOF, both The Regents and the Licensee have executed this Second Amendment to the License Agreement, in duplicate originals, by their respective officers hereunto duly authorized, on the day and year hereinafter written.

AMOCO TECHNOLOGY COMPANY               THE REGENTS OF THE UNIVERSITY
                                       OF CALIFORNIA

By: /s/ L.V. Triggiani                 By: /s/ [ILLEGIBLE]
   -------------------------------        --------------------------------
         (signature)                             (signature)

Name:    L. V. Triggiani               Name:  Carl B. Wootten

Title:   President                     Title: Assoc. Director
         Amoco Technology Company             Office of Technology

Date:    June 25, 1992                 Date:  6/29/92
     -----------------------------          ------------------------------


                                                                  [STAMP]

                                                                  EXHIBIT 10.3d


                               SUBSTITUTION OF LICENSEE


    This substitution of licensee agreement ("Agreement") is effective this 1st day of June, 1994 among THE REGENTS OF THE UNIVERSITY OF CALIFORNIA ("The Regents"), a California corporation having statewide administrative headquarters at 300 Lakeside Drive, 22nd Floor, Oakland, California 94612-3550; AMOCO TECHNOLOGY COMPANY ("ATC"), a Delaware Corporation having a principal place of business at Warrenville Road and Mill Street, P.O. Box 3011, Naperville, Illinois 60566; and IMAGENETICS INCORPORATED ("Imagenetics"), an Illinois corporation having a principal place of business at 150 West Warrenville Road, P.O. Box 3011, Naperville, Illinois 60566-7011.

                                       RECITALS

    Whereas, The Regents and ATC entered into a license agreement effective August 15, 1989 (UC Control No. 89-03-0021) entitled CHROMOSOME ANALYSIS TECHNOLOGY WITH CHROMOSOME-SPECIFIC PROBES ("License Agreement") and under this License Agreement The Regents granted a license under Regents' Patent Rights (as defined in the License Agreement);

    Whereas, ATC desires that Imagenetics be substituted as Licensee (defined in the License Agreement) in place of ATC and The Regents is agreeable to such substitution; and

    Whereas, Imagenetics has read the License Agreement and agrees to abide by its terms and conditions:

    The parties agree as follows:

    1. Imagenetics assumes all liability under the License Agreement and is bound by all the terms in all respects as if it were the original Licensee in place of ATC.

    2. The Regents allows the substitution of the Licensee and acknowledges that Imagenetics assumes all liability and obligations under the License Agreement as if

Imagenetics were originally named as the Licensee as of the effective date of the License Agreement.

    3. The Regents releases ATC from all liability and obligations under the License Agreement arising before or after the effective date of this Agreement.

    The parties have executed this Agreement in triplicate originals by their respective authorized officers on the following day and year.

AMOCO TECHNOLOGY COMPANY:         THE REGENTS OF THE UNIVERSITY
                                       OF CALIFORNIA:


By /s/ R.C. Carr                   By /s/ Candace L. Voelker
   ------------------------------     ----------------------------------
        (Signature)                              (Signature)


Name      R. C. Carr                   Name:  Candace L. Voelker
     ----------------------------       ---------------------------------

Title  President                  Title:   Manager, Licensing
    ----------------------------           Office of Technology Transfer

Date   June 1, 1994               Date   6/20/94
    ----------------------------       ---------------------------------

IMAGENETICS INCORPORATED

By /s/ J.L. Bishop
   ------------------------------

Name:   J. L. Bishop
     ----------------------------

Title:      President
      ---------------------------

Date:       June 1, 1994
     ----------------------------

                                                                  EXHIBIT 10.3e

                             [LETTERHEAD]



June 6, 1994

The Regents of the University of California
Office of Technology Transfer
1320 Habor Bay Parkway, Suite 150
Alameda, CA  94502

Attention:  Director

Letter Agreement re Third Party Licensing under
License Agreement Control No. 89-03-0021
----------------------------------------

Gentlemen:

This is to confirm Imagenetics Incorporated's and The Regents of the University of California's agreement concerning certain third party licensing by Imagenetics under License Agreement Control No. 89-03-0021 (the "1st License") between Imagenetics' parent company Amoco Technology Company ("ATC") and The Regents of the University of California ("The Regents").

Whereas, Imagenetics and The Regents simultaneously herewith are entering into a new Research Agreement covering Molecular Cytogenetics Research beginning July 1, 1994 at the University of California - San Francisco, which excludes instrumentation research, and

Whereas, Dr. Joe Gray, a Principal Investigator under the Research Agreement for The Regents from time to time may explore third party instrument research which may require licenses from Imagenetics to commercialize.

Imagenetics and The Regents in consideration of the above and the promises below, agree as follows:

(1) Imagenetics agrees that upon the request of Dr. Joe Gray it will hold discussions with a limited number of third parties interested in performing instrument research jointly with Dr. Gray concerning a license under the rights granted to ATC to permit commercialization by the third party of instruments developed jointly with Dr. Gray.

(2) The Regents agrees that Imagenetics is not obligated hereunder to grant any license under the rights granted to ATC, and that any license granted will be on terms and conditions satisfactory to Imagenetics.

(3) This Letter Agreement shall terminate upon the date of termination of the Research Agreement.

(4) This Letter Agreement is the entire agreement between the parties concerning Imagenetics' discussions with research collaborators of Dr. Gray.

If The Regents finds the above acceptable, please show your agreement by signing below.

Accepted and agreed to:

IMAGENETICS INCORPORATED


/s/ J. L. Bishop
------------------------------------------------
J. L. Bishop
President


THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

/s/ C. B. Wootten
------------------------------------------------

By:     Carl B. Wootten
    --------------------------------------------
Title:   Director, Office of Technology Transfer
      ------------------------------------------

                                                                  EXHIBIT 10.3f


UNIVERSITY OF CALIFORNIA

[LETTERHEAD]


                                                                June 28, 1994


IMAGENETICS INCORPORATED
55 Shuman Blvd.
Suite 600
Naperville, IL  60563-8487

Attention:    Mr. Larry Fox

Reference:    Letter Agreement re Third Party Licensing under License
              Agreement Control No. 89-03-0021, UC Case No. 85-157
              ----------------------------------------------------

Gentlemen:

This letter is to confirm Imagenetics Incorporated's and The Regents of the University of California's understanding concerning licensing rights owed to Imagenetics Incorporated that arise under a third-party collaboration between an employee of the Division of Molecular Cytometry at UCSF receiving funding under the new Research Agreement covering Molecular Cytogenetics (July 1, 1994) and a third-party collaborator either at the University of California outside of the Division of Molecular Cytometry or outside of the University of California.

The new Research Agreement covering Molecular Cytogenetics beginning July 1, 1994, grants to Imagenetics exclusive licenses only to patent applications claiming inventions made within the field of Research by the Principal Investigators or employees under their direction in the Division of Molecular Cytometry at UCSF. If said Principal Investigator(s) or his/her employee(s) collaborates with scientists employed outside the Division of Molecular Cytometry at UCSF or at another campus of the University of California and a joint invention is made, then Imagenetics would be granted an exclusive license to such inventions subject to outstanding rights to the third party. If a third party has rights to the other scientist's inventions, then Imagenetics would be granted a limited nonexclusive license where the total number of licenses granted would be limited to Imagenetics and the third party.

Secondly, it was agreed that the Principal Investigators and their employees are not restricted from collaborating with scientists outside the University. If a joint invention is made with a scientist that is not an employee of the University, subject to the terms of the new Research Agreement,

IMAGENETICS INCORPORATED
June 28, 1994
Page 2


Imagenetics is entitled to an exclusive license to the University's undivided interest in any patent applications claiming inventions made jointly by the Principal Investigator or his/her employee in the Division of Molecular Cytometry at UCSF and the outside scientist.

If you are in agreement with the above understanding, please show your agreement by signing below.


                                  Very truly yours,


                                  /s/Venus Kirk for

                                  Candace L. Voelker
                                  Manager, Licensing


AGREED:



IMAGENETICS INCORPORATED
------------------------------------

By: /s/ Larry Fox
   ---------------------------------
Title:  Vice President
      ------------------------------

Date: 7 July 1994
     -------------------------------

                                                                  EXHIBIT 10.3g


                         THIRD AMENDMENT TO LICENSE AGREEMENT
                            CHROMOSOME ANALYSIS TECHNOLOGY
                           WITH CHROMOSOME-SPECIFIC PROBES




                                       BETWEEN




                     THE REGENTS OF THE UNIVERSITY OF CALIFORNIA




                                         AND




                               IMAGENETICS INCORPORATED

                         THIRD AMENDMENT TO LICENSE AGREEMENT
                            CHROMOSOME ANALYSIS TECHNOLOGY
                           WITH CHROMOSOME-SPECIFIC PROBES
                                       BETWEEN
                     THE REGENTS OF THE UNIVERSITY OF CALIFORNIA
                                         AND
                               IMAGENETICS INCORPORATED



    This Third Amendment to the License Agreement is made and is effective this 1st day of July 1994 by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation having its statewide administrative offices at 300 Lakeside Drive, 22nd Floor, Oakland, California 94612-3550 ("The Regents"), and IMAGENETICS INCORPORATED, a Delaware corporation having offices at 150 West Warrenville Road, P.O. Box 3011, Naperville, Illinois 60566-7011 ("Licensee").

                                       RECITALS

    WHEREAS, Licensee and The Regents entered into a license agreement effective August 15, 1989, having U.C. Agreement Control No.: 89-03-0021, amended on July 1, 1991 (Control No.: 89-03-0021), and on April 15, 1992 (Control No. 89-03-0021M), covering licensure to Licensee by The Regents of certain inventions generally characterized as FLUORESCENCE HYBRIDIZATION WITH CHROMOSOME-SPECIFIC PROBES, ("Invention"), made in the course of research at the Lawrence Livermore National Laboratory ("LLNL") and The University of California, San Francisco Campus ("UCSF") by Joe W.Gray, et al.;

    WHEREAS, Licensee and The Regents entered into a research agreement entitled RESEARCH AGREEMENT FOR THE DEVELOPMENT OF FLUORESCENCE HYBRIDIZATION WITH CHROMOSOME-SPECIFIC PROBES, ("First Research Agreement"), effective August 15, 1989 and terminated on June 30, 1991, for the purpose of developing the Invention under a cooperative arrangement funded in part by Licensee at LLNL under the direction of Principal Investigator, Joe W. Gray;

    WHEREAS, Licensee and The Regents entered into a second research agreement entitled MOLECULAR CYTOGENETICS IN MEDICINE AND BIOLOGY ("Second Research Agreement"), effective July 1, 1991, to expand the work to be performed under the First Research Agreement to include development of chromosome Probes and to perform research in human cancer diagnosis and prognosis;

    WHEREAS, under the terms of the First Research Agreement and the Second Research Agreement, The Regents granted the right to Licensee to elect to include any and all inventions made in the conduct of research performed under the First Research Agreement and the Second Research Agreement in the Licensee Agreement;

    WHEREAS, Licensee and The Regents want to continue the collaborative relationship developed under the First Research Agreement and the Second Research Agreement and, consequently, have entered into a third research agreement entitled "Research Agreement for the Development of Molecular Cytogenetics" effective July 1, 1994 ("Third Research Agreement");

    WHEREAS, this third amendment to the License Agreement grants to Licensee the right to elect to include inventions that employ the technique of In Situ

Hybridization and that are made in the performance of research under the Third Research Agreement in this Agreement;

    WHEREAS, Joe W. Gray and Daniel Pinkel hold joint appointments at UCSF and at the Lawrence Berkeley Laboratory ("LBL");

    WHEREAS, this third amendment to the License Agreement grants to Licensee the right to elect to include in the License Agreement any inventions employing the technique of In Situ Hybridization and made in the performance of work at LBL under the direction of Joe W. Gray or Daniel Pinkel;

    WHEREAS, difficulties with provisions contained in the License Agreement have arisen due to circumstances unforeseen by the parties at the time of the Invention's licensure; and

    WHEREAS, this third amendment to the License Agreement solves these difficulties.

    The parties agree as follows:

    1. Subparagraph 1.7.5 of the License Agreement is replaced in its entirety with the following:

         1.7.5 Any future patent rights to subject matter claimed in or covered by a patent application(s) covering any Inventions used in or requiring the performance of the technique In Situ Hybridization and elected (1) by Licensee under the provisions of Article VIII of the Third Research Agreement or (2) by Licensee and made in the performance of research at LBL under the direction of Joe W. Gray or Daniel Pinkel.

    2. "In Situ Hybridization" shall mean a nucleic acid hybridization technique where the target nucleic acid remains in its natural biological setting, e.g. DNA in chromosomes or cell nucleic, albeit fixed or altered by preparative techniques.

    3. Paragraph 1.8 (Protected Composition Products) is replaced in its entirety with the following:

         1.6 "Protected Composition Products" shall mean (a) any kit, composition of matter, material, or product; (b) any kit, composition of matter, material, or product to be used in a manner requiring the performance of the Patent Method, or any kit, composition of matter, material, or product produced by the Patent Method, or (c) the practice of the Patent Method itself to the extent the manufacture, use, or sale of (a), (b), or (c) immediately above falls within the scope of one or more claims of Regents' Patent Rights during the term of the patent grant, in countries in which such claim or claims have issued and have not expired, been abandoned, disclaimed, or found invalid or unenforceable.

    4. Paragraph 1.9 ("Unprotected Composition Products") is replaced in its entirety with the following:

         1.9 "Unprotected Composition Products" shall mean (a) any kit, composition, of matter, material or product; (b) any kit, composition of matter, material, or product to be used in a manner requiring the performance of the Unprotected Method, or any kit, composition of matter, material, or product produced by the Unprotected Method, or (c) the practice of the Unprotected Method itself to the extent the manufacture, use, or sale of (a), (b), or (c) immediately above falls within the scope of one or more pending claims within Regents' Patent Rights during the period and in such countries in which such claim or claims have not issued, and have not expired, been abandoned, disclaimed, or found invalid or unenforceable, such period not to exceed five years from the effective date of the License Agreement, or five years from the date in which substantially the same subject matter is first introduced in a patent application in each country that such patent application is filed, whichever is longer.

    5. Paragraph 1.10 (Protected Instrument Products) is replaced in its entirety with the following:

         1.10 "Protected Instrument Products" shall mean (a) equipment, instruments, apparatuses, devices , articles of manufacture, or component parts thereof, or (b) equipment, instruments, apparatuses, devices, articles of manufacture, or component parts thereof produced by the Patent Method to the extent the manufacture, use, or sale of (a) or (b) immediately above falls within the scope of one or more claims of Regents's Patent Rights during the term of the patent grant, in countries in which such claim or claims have issued and have not expired, been abandoned, disclaimed, or found invalid or unenforceable. When a Protected Instrument Product carries out a Patent Method, then The Regents and Licensee shall promptly enter into good-faith negotiations to determine a reasonable royalty based on the Net Sales of the Protected Instrument Product.

    6. Paragraph 1.11 (Unprotected Instrument Products) is replaced in its entirety with the following:

         1.11 "Unprotected Instrument Products" shall mean (a) equipment, instruments, apparatuses, devices, articles of manufacture or component parts thereof, equipment, or (b) equipment, instruments, apparatuses, devices, articles of manufacture or component parts thereof produced by the Unprotected Method to the extent the manufacture, use, or sale of (a) or
                   (b) immediately above falls within the scope of one or more pending claims within Regents' Patent Rights during the period and in such countries in which such claim or claims have not issued, and have not expired, been abandoned, disclaimed, or found invalid or unenforceable, such period not to exceed five years from the effective date of the License Agreement, or five years from the date in which substantially the same subject matter is first introduced in a patent application in each country that such patent application is filed, whichever is longer. When an Unprotected Instrument Product carries out an Unprotected Method, then The Regents and Licensee shall promptly enter into good-faith negotiations to determine a reasonable royalty based on the Net Sales of the Unprotected Instrument Product.

    7. The definitions of "Patent Method" and "Unprotected Method" shall be included in the License Agreement as follows:

         a) "Patent Method" means any process or method the use or practice of which would constitute in a particular country, but for the license granted to the Licensee pursuant to this Agreement, an infringement of an unexpired claim of a patent within Regents' Patent Rights in that country in which the Patent Method is used or practiced.

         b) "Unprotected Method" means any process or method the use or practice of which would constitute in a particular country, but for the license granted to the Licensee pursuant to this Agreement an infringement of any unabandoned, pending claim of a patent application within Regents' Patent Rights if such patent application in that country in which the Unprotected Method is used or practiced had issued.

    8. "Prenatal Test Subjects" shall mean any test of fetal nucleic acid or any nucleic acid resulting from fertilization of an egg cell suitable as a target for In Situ Hybridization regardless of how such fetal nucleic acid or nucleic acid resulting from fertilization is obtained.

    9. Paragraph 1.16 (Infringement Litigation Costs) is replaced in its entirety with the following:

         1.16 "Infringement Litigation Costs" means costs incurred in the infringement suit, provided for in Article 18 (PATENT INFRINGEMENT) of this Agreement, consisting of outside attorney's fees billed to Licensee and The Regents, royalties (due The Regents) that were used to offset the infringement suit costs in accordance with Paragraph 18.4, Licensee's outside attorney fees that were used to offset the infringement suit costs in accordance with Paragraph 18.2a, and other out-of-pocket expenses of both parties.

    10.  Paragraph 2.2e is replaced in its entirety with the following:

         e. The Regents own or are in the process if acquiring title to Regents' Patent Rights, which are subject to a nontransferable, nonexclusive, irrevocable paid-up license to practice or have practiced, such Regents' Patent Rights for or on behalf of the United States throughout the world, pursuant to 35 USC 202(c) (4) and which are subject to an exclusive license to make, use and sell methods, processes, articles of manufacture, and compositions of matter expressly limited to clinical diagnostic testing in Prenatal Test Subjects and a nonexclusive license to make, have made, use and sell methods, processes, articles of manufacture and compositions of matter as a research reagent for use in Prenatal Test Subjects granted to one other company. No other rights have been granted.

    11. Paragraphs 3.2.1 and 3.2.2 are replaced in their entirety with the following:

         3.2.1 the right to make, have made, use and sell methods, processes compositions-of-matter for clinical diagnostic products to detect hereditary diseases in Prenatal Test Subjects within the Field of Interest is expressly excluded from this Agreement;

         3.2.2 the right to make, have made, use and sell methods, processes and compositions-of-matter comprising a research reagent for use in research including Prenatal Test Subjects within the Field of Interest shall be nonexclusive.

    12.  Paragraph 3.7 is replaced in its entirety with the following:

         3.7 If the Regents is approached by an applicant for a license to Regents' Patent Rights, and if said applicant agrees to fund research at the University of California under the direction of Joe Gray or Daniel Pinkel to further develop the technology covered by Regents' Patent Rights in the Field of Interest but outside the fields of use of cancer identification, hereditary disease testing in postnatal subjects, hereditary disease testing in Prenatal Test Subjects and dosimetry to test subjects for exposure to toxins during the period when Licensee has exclusive rights herein, it will refer the request of the applicant to the Licensee. Within ninety (90) days of such referral, Licensee shall submit to The Regents a written report outlining Licensee's interest in the Field of Use proposed by the applicant. If Licensee has no interest in marketing Products in the Field of Use proposed by the applicant, then Licensee shall enter into good-faith negotiations with the applicant for a sublicense to Regents' Patent Rights in said Field of Use. If Licensee expresses an interest in marketing such Products in the Field of Use proposed by applicant, then The Regents and Licensee shall enter into good-faith negotiations to sponsor research at least at the level of applicant and to establish reasonable diligence provisions requiring reasonable performance standards for Licensee to achieve substantial sales of said Products within a reasonable time period in the Field of Use requested by applicant.

    13.  Paragraph 1.17 (Repeat-Sequence Probe), Paragraph 1.18
(High-Complexity Probe), and Paragraph 1.19 (Low-Complexity Probe) as defined in the second amendment to the License Agreement effective April 15, 1992 (UC Agreement Control No. 89-03-0021M) are removed in their entirety from the License Agreement.

    14.  Paragraph 6.5 shall be replaced in its entirety with the following:

         6.5 Subject to Licensee's rights under 6.2 and subject to the Licensee's freedom to practice Regents' Patent Rights without infringement of third party rights, if the Licensee is unable to perform any of the following:

         6.5.1 If a chromosome abnormality is independently correlated with a disease by at least two independent studies (each study having at least 100 patients and having a correlation p value of .01), and if Licensee has rights to a Clinically Useful Product that identifies the chromosome abnormality, and if the chromosome abnormality correlates to a disease that has a potential market of 100,000 tests per year in the United States, then Licensee shall enter into preclinical trials for each such Product within one (1) year of the above conditions being satisfied;

         6.5.2 Licensee shall submit an application for marketing in the United States, including, by way of example, an IDE for a PMA, an IND for an NDA, or 510k, for products to the appropriate United States agency, including, by way of example, FDA, on or before one year from entering preclinical trials for each Product, provided that Licensee shall not be obligated to submit applications for marketing in the United States for more than two Products at any one time.

         6.5.3 Market Products in the United States within six (6) months of receiving U.S. government marketing approval from the FDA, if such approval is required for such Products; or

         6.5.4 Reasonably fill the clinical market demand for such Products following commencement of marketing at any time during the exclusive period of this Agreement;

then The Regents shall have the right and option to reduce the Licensee's exclusive license to a nonexclusive license. This right, if exercised by The Regents, supersedes the rights granted in Article 3 (GRANT).

    15. "Clinically Useful" shall mean (a) that there is an available treatment for the disease, condition, or symptoms caused by a chromosomal abnormality, (b) that there is a recommended lifestyle change to improve the quality of life for patients or progeny of patients having the chromosomal abnormality, or (c) that there is useful information available due to the diagnosis of the chromosomal abnormality that will enable patients to make informed choices about current or future reproductive activities.

    16.  Paragraph 7.1 is replaced in its entirety with the following:

         7.1 Beginning November 30, 1994, and annually thereafter, the Licensee shall submit to The Regents a progress report covering the Licensee's activities related to the development and testing of each Product and the obtaining of the governmental approvals necessary for marketing. These progress reports shall be provided to The Regents to cover the progress of the research and development of the Product until its first commercial sale in the United States These progress reports shall include, but not be limited to, the following topics so that The Regents may be able to determine the progress of the development of each Product and may also be able to determine whether or not Licensee has met its diligence obligations set forth in Article 6 (DUE DILIGENCE) above:

                        -    summary of work completed

                        -    key scientific discoveries

                        -    summary of work in progress

                        - current schedule of anticipated events or milestones specified in Paragraph 6.5

                        -    market plans for introduction of each Product

                        -    activities of sublicensees, if any.

The Licensee also agrees to report to The Regents in its immediately subsequent progress and royalty report the date of first commercial sale of a Product in each country.

    17. Paragraph 15.2 of the License Agreement will be replaced in its entirety with the following:

         15.2 Licensee may distribute biological materials comprising Background Biological Materials and Research Information to the research community. Biological materials that Licensee will distribute to the research community will be limited to only those biological materials that Licensee accepts for retransfer or sale. If Licensee sells such biological materials to the research community, it will offer them at a price reasonable for a typical research product. In the alternative, Licensee may elect to make the biological materials available through other means, including, without limitation, by ATCC deposit. If Licensee declines to accept the biological materials for distribution to the research community, then The Regents shall be free to distribute the materials by any means without further obligation to Licensee.

    18. Unless otherwise terminated by operation of law or by the acts of the parties in accordance with the terms of the License Agreement, this Second Amendment to the License Agreement shall be in force from the effective date recited on Page One and for a term concurrent with the License Agreement.

    IN WITNESS WHEREOF, both The Regents and the Licensee have executed this Third Amendment to the License Agreement, in duplicate originals, by their respective officers hereunto duly authorized, on the day and year hereinafter written.

IMAGENETICS INCORPORATED               THE REGENTS OF THE UNIVERSITY
                                       OF CALIFORNIA


By:  /s/ John L. Bishop           By:  /s/ Carl B. Wootten
   -----------------------------      --------------------------------------
        (Signature)                         (Signature)


Name:    John L. Bishop           Name:     Carl B. Wootten
     ---------------------------        ------------------------------------
       (Please Print)                       (Please Print)


Title:   President                Title:         Director
      --------------------------         -----------------------------------
                                            Office of Technology Transfer

Date:    June 7, 1994             Date:     June 11, 1994
      --------------------------         -----------------------------------

                                                         [STAMP]

                                                                  EXHIBIT 10.3h


                    FOURTH AMENDMENT TO THE LICENSE AGREEMENT FOR
                            CHROMOSOME ANALYSIS TECHNOLOGY
                           WITH CHROMOSOME-SPECIFIC PROBES




                                       BETWEEN




                     THE REGENTS OF THE UNIVERSITY OF CALIFORNIA




                                         AND




                                     VYSIS, INC.

                     FOURTH AMENDMENT TO THE LICENSE AGREEMENT FOR
                            CHROMOSOME ANALYSIS TECHNOLOGY
                           WITH CHROMOSOME-SPECIFIC PROBES
                                       BETWEEN
                     THE REGENTS OF THE UNIVERSITY OF CALIFORNIA
                                         AND
                                     VYSIS, INC.


    This fourth amendment ("Fourth Amendment") to the License Agreement is made and is effective this 1st day of September 1994, by and between The Regents of the University of California ("The Regents"), a California corporation having its statewide administrative offices at 300 Lakeside Drive, 22nd Floor, Oakland, California 94612-3550, and Vysis, Inc. ("Licensee"), an Illinios corporation having offices at 150 West Warrenville Road, P. O. Box 3011, Naperville, Illinois 60566-7011.

                                       RECITALS

    Whereas, Licensee and The Regents entered into a license agreement effective August 15, 1989 ("License Agreement"), having UC Agreement Control No. 89-03-0021, which was amended on July 1, 1991 (Control No. 89-03-0021I), on April 15, 1992 (Control No. 89-03-0021M), and on July 1, 1994 (Control No. 89-03-0021R-33), covering licensure to Licensee by The Regents of certain inventions generally characterized as Fluorescence Hybridization with Chromosome-Specific Probes ("Invention"), made in the course of research at the Lawrence Livermore National Laboratory ("LLNL") and The University of California, San Francisco Campus ("UCSF") by Joe W. Gray et al.;

    Whereas, Licensee and The Regents entered into a research agreement entitled "Research Agreement for the Development of Molecular Cytogenetics" ("Research Agreement"), effective July 1, 1994, granting to Licensee the right to elect to include in the Licensee Agreement inventions that employ the technique of In Situ Hybridization and that are made in the performance of research under the Research Agreement under the direction of Joe W. Gray or Daniel Pinkel;

    Whereas, The Regents originally licensed to another company the exclusive rights to make, use, and sell methods, processes, compositions-of-matter, and articles of manufacture expressly limited to clinical diagnostic testing in prenatal test subjects;

    Whereas, The Regents has terminated the agreement with the other company, and, consequently, the rights to clinical diagnostic testing in prenatal test subjects are available;

    Whereas, the License Agreement provides that if such rights become available, then Licensee would be granted such rights in exchange for Licensee's funding additional research by The Regents;

    Whereas, Licensee and The Regents entered into a letter agreement dated
June 6, 1994, having UC Agreement Control No. 89-03-0021R-34, which provides that if The Regents obtained the right to grant prenatal test rights, then The Regents would waive certain research funding rights under the License Agreement that would be owed by Licensee to The Regents in return for Licensee's agreeing to delay its right to terminate the Research Agreement, thus guaranteeing funding of $1.5 million under the Research Agreement;

    Whereas, Licensee and The Regents entered into a first amendment to the Research Agreement, effective September 1, 1994, providing that Licensee will waive its rights to terminate the agreement without cause until after August 1, 1996, thus guaranteeing funding of $1.5 million under the Research Agreement;

    Whereas, the execution of the first amendment to the Research Agreement, to be executed concurrently with this Fourth Amendment, is the consideration for this Fourth Amendment;

    Whereas, Licensee agrees to undertake negotiations in good faith for a grant of a sublicense under such rights to at least one clinical testing laboratory under terms acceptable to Licensee;

    Whereas, The Regents is desirous that the prenatal rights be developed and utilized to the fullest extent so that the benefits can be enjoyed by the general public.

    The parties agree as follows:

    1. Subparagraph 3.2 of Article 3 (Grant) of the License Agreement is deleted entirely.

    2. Subparagraph 3.10 of Article 3 (Grant) of the License Agreement is added as follows:

         3.10 Licensee will undertake negotiations in good faith for a grant of a sublicense under the prenatal test rights to at least one clinical testing laboratory under terms acceptable to Licensee.

    3. Subparagraph 4.3 of Article 4 (License Issue Fee) of the License Agreement is added as follows:

         4.3 As consideration for this Fourth Amendment to the License Agreement, Licensee will guarantee $1.5 million in research funding under the research agreement entitled "Research Agreement for the Development of Molecular Cytogenetics," effective July 1, 1994, by entering into the first amendment to the Research Agreement for the Development of Molecular Cytogenetics, effective September 1, 1994, that waives its right to terminate the Research Agreement until after August 1, 1996.

    Unless otherwise terminated by operation of law or by the acts of the parties in accordance with the terms of the License Agreement, this Fourth Amendment to the License Agreement will be in force from the effective date recited on page one and for a term concurrent with the License Agreement.

    In witness whereof, both The Regents and the Licensee have executed this Fourth Amendment to the License Agreement, in duplicate originals, by their respective officers hereunto duly authorized, on the day and year hereinafter written.

VYSIS, INC.                            The Regents of the University
                                            of California


By: /s/ J. L. Bishop              By: /s/ Candace L. Voelker
   ---------------------------        ---------------------------
         (Signature)                        (Signature)


Name:    J. L. Bishop             Name:     Candace L. Voelker
     -------------------------          -------------------------
         (Please Print)                     (Please Print)


Title:   President                Title:    Manager, Licensing
      ------------------------          -------------------------
         (Please Print)                     (Please Print)


Date:    November 18, 1994        Date:     December 16, 1994
     -------------------------          -------------------------

                                                   [STAMP]